UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BioTime, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1010 Atlantic Avenue Alameda, CA 94501 T: 510-521-3390, F: 510-521-3389 www.biotimeinc.com

April, 2016

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BioTime, Inc. which will be held on Thursday, June 9, 2016 at 9:00 a.m. at 1221 Avenue of the Americas, 24th Floor, New York, New York 10020.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations, and there will be an opportunity for discussion concerning BioTime and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

I look forward to personally meeting all shareholders who are able to attend.

Judith Segall
Vice President and Secretary

1010 Atlantic Avenue Alameda, CA 94501 T: 510-521-3390, F: 510-521-3389 www.biotimeinc.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 9, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BioTime, Inc. will be held at 1221 Avenue of the Americas, 24th Floor, New York, New York on Thursday, June 9, 2016 at 9:00 a.m. for the following purposes:

1. To elect nine (9) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The nominees of the Board of Directors are: Deborah Andrews, Neal C. Bradsher, Stephen C. Farrell, Alfred D. Kingsley, Aditya Mohanty, Michael H. Mulroy, Angus C. Russell, David Schlachet, and Michael D. West;

2. To ratify the appointment of OUM & Co. LLP as BioTime’s independent registered public accountants for the fiscal year ending December 31, 2016;

3. To approve an amendment to our Articles of Incorporation to increase the number of authorized common shares, no par value, that we may issue from 125,000,000 shares to 150,000,000 shares; and

4. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has fixed the close of business on April 27, 2016 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting or any postponement or adjournment of the meeting.

Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares may be represented and voted at the meeting. If you should be present at the meeting, your proxy will be returned to you if you so request.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held June 9, 2016.

The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual Report on Form 10-K, are available at: https://materials.proxyvote.com/09066L

By Order of the Board of Directors,

Judith Segall
Vice President and Secretary
Alameda, California
April , 2016

PRELIMINARY PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, June 9, 2016

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q: Why have I received this Proxy Statement?

We are holding our Annual Meeting of Shareholders (the “Meeting”) for the purposes stated in the accompanying Notice of Annual Meeting, which include (1) electing directors, (2) ratifying the appointment of our independent registered public accountants, and (3) approving an amendment to our Articles of Incorporation to increase the number of authorized common shares, no par value, that we may issue from 125,000,000 shares to 150,000,000 shares (we refer to this proposal as the “Articles Amendment Proposal”). At the Meeting, our management will also report on current operations, and there will be an opportunity for discussion concerning BioTime and its activities. This Proxy Statement contains information about those matters, relevant information about the Meeting, and other information that we are required to include in a Proxy Statement under the Securities and Exchange Commission’s (“SEC”) regulations.

Q: Who is soliciting my proxy?

The accompanying proxy is solicited by the Board of Directors of BioTime, Inc., a California corporation having its principal offices at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501, for use at the Annual Meeting of Shareholders to be held at 9:00 a.m. on Thursday, June 9, 2016 at 1221 Avenue of the Americas, 24th Floor, New York, New York, 10020.

Q: Who is entitled to vote at the Meeting?

Only shareholders of record at the close of business on April 27, 2016, which has been designated as the “record date,” are entitled to notice of and to vote at the Meeting. On that date, there were _________ BioTime common shares issued and outstanding, of which __________ common shares are entitled to vote, which constitute the only class of BioTime voting securities outstanding. The ________ BioTime common shares issued and outstanding as of _________, 2016 but not entitled to vote at the Meeting are held by BioTime subsidiaries.

Q: What percentage of the vote is required to elect directors or to approve the other matters that are being presented for a vote by shareholders?

Directors will be elected by a plurality of the votes cast at the Meeting. Approval of the Articles Amendment Proposal requires the affirmative vote of a majority of our common shares issued, outstanding and entitled to vote on the record date. The other matters to be presented for a vote at the Meeting will require the affirmative vote of a majority of the common shares present and voting on the matter, provided that the affirmative vote cast constitutes a majority of a quorum. A quorum consists of a majority of the outstanding common shares entitled to vote.

Q: How many votes do my shares represent?

Each BioTime common share is entitled to one vote in all matters that may be acted upon at the Meeting, except that shareholders may elect to cumulate votes in the election of directors. Under cumulative voting, each shareholder may give one candidate, or may distribute among two or more candidates, a number of votes equal to the number of directors to be elected multiplied by the number of common shares owned. Shareholders may not cumulate votes unless at least one shareholder gives notice of his or her intention to cumulate votes at the Meeting. The enclosed proxy confers discretionary authority to cumulate votes.

Q: What are my choices when voting?

In the election of directors, you may vote for all nominees, or you may withhold your vote from one or more nominees. For each other proposal described in this Proxy Statement, you may vote for the proposal, vote against the proposal, or abstain from voting on the proposal. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies.

Q: What if I abstain from voting on a matter?

If you check the “abstain” box in the proxy form, or if you attend the Meeting without submitting a proxy and you abstain from voting on a matter, or if your shares are subject to a “broker non-vote” on a matter, your shares will be deemed to have not voted on that matter in determining whether the matter has received an affirmative vote sufficient for approval. Please see “What if I do not specify how I want my shares voted?” below for additional information about broker non-votes.

Q: Can I change my vote after I submit my proxy form?

You may revoke your proxy at any time before it is voted. If you are a shareholder of record and you wish to revoke your proxy you must do one of the following things:

•	deliver to the Secretary of BioTime a written revocation; or

•	deliver to the Secretary of BioTime a signed proxy bearing a date subsequent to the date of the proxy being revoked; or

•	attend the Meeting and vote in person.

If you are a “beneficial owner” of shares “held in street name” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Q: Can I still attend and vote at the Meeting if I submit a proxy?

You may attend the Meeting and vote in person whether or not you have previously submitted a proxy. If you previously gave a proxy, your attendance at the Meeting will not revoke your proxy unless you also vote in person at the Meeting.

If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting. However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote your shares.

Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy first so that your vote will be counted if you later decide not to attend the Meeting.

Q: What are the Board of Directors’ recommendations?

The Board of Directors recommends that our shareholders vote FOR (1) each nominee for election as a director, (2) approval of the appointment of OUM & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2016; and (3) approval of the Articles Amendment Proposal.

Q: What if I do not specify how I want my shares voted?

Shareholders of Record. If you are a shareholder of record and you sign and return a proxy form that does not specify how you want your shares voted on a matter, your shares will be voted FOR (1) each nominee for election as a director, (2) approval of the appointment of OUM & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2016; and (3) approval of the Articles Amendment Proposal.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker or other nominee with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the various national and regional securities exchanges, brokers and other nominees holding your shares may vote on certain routine matters, including the approval of the appointment of our independent registered public accountants, but cannot vote in the election of directors, or with respect to the Articles Amendment Proposal. If you hold your shares in street name and you do not instruct your broker or other nominee how to vote on those matters as to which brokers and nominees are not permitted to vote without your instructions, no votes will be cast on your behalf on those matters. This is generally referred to as a “broker non-vote.”

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record. You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held in the name of a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I do not specify how I want my shares voted?” above for additional information.

Q: What if any matters not mentioned in the Notice of Annual Meeting or this Preliminary Proxy Statement come up for vote at the Meeting?

The Board of Directors does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. As of the date of this Preliminary Proxy Statement, no shareholder has notified us of any other business that may properly come before the Meeting. If other matters requiring the vote of the shareholders properly come before the Meeting, then it is the intention of the persons named in the accompanying form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Board of Directors did not know, a reasonable time before the mailing of the notice of the Meeting, would be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting.

Q: Who will bear the cost of soliciting proxies for use at the Meeting?

BioTime will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone, and telegram by our directors, officers, and employees, who will undertake such activities without additional compensation. Banks, brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common shares held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

Q: How can I attend and vote at the Meeting?

If you plan on attending the Meeting in person, please read the “How to Attend the Annual Meeting” section of this Proxy Statement for information about the documents you will need to bring with you to gain admission to the Meeting and to vote your shares in person.

This Proxy Statement and the accompanying form of proxy are first being sent or given to our shareholders on or about __________, 2016.

ELECTION OF DIRECTORS

At the Meeting, nine (9) directors will be elected to hold office until the next Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. All the nominees named below, Deborah Andrews, Neal C. Bradsher, Stephen C. Farrell, Alfred D. Kingsley, Aditya Mohanty, Michael H. Mulroy, Angus C. Russell, David Schlachet, and Michael D. West, are incumbent directors.

It is the intention of the persons named in the enclosed proxy, unless the proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed below. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors. If you are a beneficial owner of shares held in street name, your broker or other nominee will not be allowed to vote in the election of directors unless you instruct your broker or other nominee how to vote on the form that the broker or nominee provided to you.

Directors

The names and ages of our directors who are nominees for re-election are:

Deborah Andrews, 58, joined our Board of Directors during April 2014. Ms. Andrews has served as Vice President-Chief Accounting Officer of STAAR Surgical Company since 2013, and served as STAAR Surgical’s Vice President-Chief Financial Officer from 2005 to 2013, as its Global Controller from 2001 to 2005, and as its Vice President-International Finance from 1999 to 2001. Ms. Andrews previously worked as a senior accountant for a major public accounting firm. Ms. Andrews holds a B.S. degree in Accounting from California State University at San Bernardino.

Ms. Andrews brings to our Board significant experience in finance, financial reporting, accounting and auditing, and in management as a senior financial and accounting executive of a public medical device company during a period of significant growth.

Neal C. Bradsher, CFA, 50, joined our Board of Directors during July 2009. Mr. Bradsher has been President of Broadwood Capital, Inc., a private investment firm, since 2002. Mr. Bradsher holds a B.A. degree in economics from Yale College and is a Chartered Financial Analyst. Mr. Bradsher was a director of Questcor Pharmaceuticals, Inc., from March 2004 until August 2014, when Questcor was acquired by Mallinckrodt plc. Questcor was a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders.

Mr. Bradsher brings to the Board a wealth of experience in finance, management, and corporate governance attained through his successful investments in other companies, including companies in the pharmaceutical, medical device, health care services, and health care information systems sectors. He has worked with several health care companies to improve their management and governance, and served as a director of Questcor Pharmaceuticals, Inc. Entities that Mr. Bradsher controls have invested in most of BioTime's financing transactions over the last several years. Mr. Bradsher is the President of the general partner of Broadwood Partners, L.P., currently our largest shareholder.

Stephen C. Farrell, 51, joined our Board of Directors during March 2013. Mr. Farrell currently serves as Chief Executive Officer and Director of Convey Health Solutions (formerly known as NationsHealth, Inc.), a healthcare business process outsourcing company headquartered in Fort Lauderdale, Florida. Convey Health Solutions utilizes both technology and staff to manage end-to-end insurance processes for business clients. Before joining Convey Health Solutions in 2011, he served as President of PolyMedica Corporation, a publicly traded provider of diabetes supplies and related services that was acquired in 2007 by Medco Health Solutions. During his eight year tenure at PolyMedica, Mr. Farrell served as its President, Chief Operating Officer, and as Chief Financial Officer, Chief Compliance Officer, and Treasurer. Mr. Farrell previously served as Executive Vice President and Chief Financial Officer of Stream Global Services, Inc., a business process outsourcing company. Earlier in his career, Mr. Farrell served as Senior Manager at PricewaterhouseCoopers LLP. Mr. Farrell holds an A.B. from Harvard University, and an M.B.A. from the Darden School at the University of Virginia. Mr. Farrell served on the board and was chairman of the Audit Committee of Questcor Pharmaceuticals, Inc., a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders from November 2007 to until August 2014, when Questcor was acquired by Mallinckrodt plc. Mr. Farrell also currently serves as a director of STAAR Surgical Company.

Mr. Farrell brings to our Board significant experience in finance, financial reporting, accounting and auditing, and in management as a senior executive of a public healthcare company during a period of significant growth.

Alfred D. Kingsley, 73, joined our Board of Directors and became Chairman of the Board during July 2009. Mr. Kingsley has been general partner of Greenway Partners, L.P., a private investment firm, and President of Greenbelt Corp., a business consulting firm, since 1993. Greenbelt Corp. served as our financial advisor from 1998 until June 30, 2009. Mr. Kingsley was Senior Vice-President of Icahn and Company and its affiliated entities for more than 25 years. Mr. Kingsley is a director of our subsidiaries Asterias Biotherapeutics, Inc. and OncoCyte Corporation. Mr. Kingsley holds a BS degree in economics from the Wharton School of the University of Pennsylvania, and a J.D. degree and LLM in taxation from New York University Law School.

Mr. Kingsley's long career in corporate finance and mergers and acquisitions includes substantial experience in helping companies to improve their management and corporate governance, and to restructure their operations in order to add value for shareholders. Mr. Kingsley developed an intimate knowledge of our business in his role as our financial advisor before he joined our Board. Mr. Kingsley has been instrumental in structuring our equity and debt financings, and in the transition of our business focus into the field of human embryonic stem cell technology, and the business acquisitions that have helped us expand the scope of our business. Mr. Kingsley, along with entities that he controls, is currently one of our largest shareholders.

Aditya Mohanty, 49, has served as our Co-Chief Executive Officer since October 2105. Mr. Mohanty joined BioTime as its Chief Operating Officer during December 2014. Mr. Mohanty also serves as a director of our subsidiary OncoCyte Corporation. Mr. Mohanty previously served in a number of executive positions at Shire plc, including as President/Head Regenerative Medicine from 2013 to 2014, as Senior Vice President, Business and Technical Operations from 2012 to 2013, as Global Franchise Head MPS from 2010 to 2012, and as Vice President of Operations/Product General Manager from 2005 to 2012. Shire plc is a biotechnology company focused on research, development and commercialization of novel biological products for rare diseases, Mr. Mohanty was VP of Manufacturing and Operations at Transkaryotic Therapies, Inc. from 2002 to 2005 when it was acquired by Shire. Before joining Transkaryotic Therapies, Mr. Mohanty held a number of management positions at Baxter Healthcare Corporation, Bioscience Division from 1990 to 2002. Mr. Mohanty received an MBA degree from Saint Mary's College, an MS in Chemical Engineering from Clarkson University, and a B. Tech in Chemical Engineering from REC Trichy, in India.

Mr. Mohanty brings to our Board his years of experience as an executive in the pharmaceutical industry, with particular emphasis on product development and manufacturing.

Michael H. Mulroy, 50, joined our Board of Directors during October 2014. Mr. Mulroy is a business consultant and serves as the President of Mulroy Advisors, LLC. Mr. Mulroy served until September 2014 as Executive Vice President – Strategic Affairs and General Counsel of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc following its acquisition of Questcor Pharmaceuticals, Inc. in August 2014. Mr. Mulroy was appointed Executive Vice President, Strategic Affairs and General Counsel and Corporate Secretary of Questcor during February 2014, having previously served as Chief Financial Officer, General Counsel and Corporate Secretary since January 2011. From 2003 to 2011, Mr. Mulroy was employed by the law firm of Stradling Yocca Carlson & Rauth, where he served as a partner from 2004, and represented Questcor and other publicly-traded companies. From 1997 to 2003, Mr. Mulroy was an investment banker at Citigroup and Merrill Lynch. From July 2011 to August 2014, Mr. Mulroy served as a member of the Board of Directors of Comarco, Inc., which developed and designed innovative technologies and intellectual property used in power adapters. Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. (Economics) from the University of Chicago.

Mr. Mulroy brings to our Board his experience as a strategic planner and as legal counsel and member of a senior management team of a growing biopharmaceutical company. Mr. Mulroy also brings to our Board his experience in corporate finance and investor relations.

Angus C. Russell, 60, joined our Board of Directors during December 2014. Mr. Russell served as the Chief Executive Officer of Shire plc, a biopharmaceutical company, from June 2008 to April 2013. Mr. Russell served as the Chief Financial Officer of Shire from 1999 to 2008 and also served as its Principal Accounting Officer and Executive Vice President of Global Finance. Prior to joining Shire, Mr. Russell served at ICI, Zeneca and AstraZeneca for 19 years, most recently as Vice President of Corporate Finance at AstraZeneca plc. He is a Chartered Accountant, having qualified with Coopers & Lybrand (now PriceWaterhouseCoopers LLP). Mr. Russell also serves as a director of Mallinckrodt plc and Therapeutics MD, Inc., and as Chairman of the Board of Directors of Revance Therapeutics, Inc. Mr. Russell previously served as a director of Shire plc, Questcor Pharmaceuticals, Inc. until it was acquired by Mallinckrodt plc in August 2014, and InterMune, Inc. prior to its acquisition by Roche Holdings, Inc. during September 2014.

Mr. Russell brings to our Board numerous years of experience as a Chief Executive Officer of an international publicly traded specialty biopharmaceutical company and his substantial experience as an officer and director in the specialty pharmaceutical industry.

David Schlachet, 70, joined our Board of Directors during April 2014. Mr. Schlachet serves as a director of several public and private Israeli companies. Mr. Schlachet served as chairman of Syneron Medical Ltd., an Israeli aesthetic medical device company, from April 2013 to February 2014 and prior to that, he served as Syneron Medical's Chief Executive Officer from November 2005 to May 2007, after serving as its Chief Financial Officer beginning in June 2004. From November 2008 to November 2012, Mr. Schlachet served as a director of the Tel Aviv Stock Exchange and Chairman of its Audit Committee. From 2000 to June 2004 Mr. Schlachet served as Managing Partner of Biocom, a venture capital fund specializing in the life sciences field. From 1995 to 2000, Mr. Schlachet served as a Senior Vice President and Chief Financial Officer of Strauss Elite Holdings, an Israeli packaged food group, and from 1997 to 2000 he also served as active Chairman of Elite Industries, an Israeli coffee, confectionary and salty snacks manufacturer. From 1988 till 1995 Mr. Schlachet served as Vice President of Finance and Administration of the Weizmann Institute of Science, Israel's premier post-graduate scientific research institute, and as Chief Executive Officer of its technology transfer company Yeda Research and Development Company, Ltd. Mr. Schlachet serves as a director of Syneron Medical Ltd, EzChip Semiconductor Ltd, Taya Investments Ltd (Chairman), Mazor Robotics Ltd and BioCancell Ltd. Mr. Schlachet also serves as Chairman of the Board of our subsidiary Cell Cure Neurosciences Ltd. Mr. Schlachet holds a B.Sc. degree in chemical engineering and an M.B.A. from the Tel-Aviv University.

Mr. Schlachet brings to our Board many years of experience in management, finance, and investment, including as Chief Executive Officer and Chief Financial Officer of Syneron Medical Ltd, as an executive of the Weizmann Institute and its affiliate Yeda Research and Development, and as Chairman of our subsidiary Cell Cure Neurosciences Ltd. We believe that Mr. Schlachet’s experience in finance and industry will be of great value in the management and financing the business of BioTime and our subsidiaries.

Michael D. West, Ph.D., 63, is our Co-Chief Executive Officer and has served on the Board of Directors since 2002. Dr. West was appointed Chief Executive Officer of BioTime during October 2007 and became Co-Chief Executive Officer during October 2015. Dr. West also served as interim President and Chief Executive Officer of our subsidiary Asterias Biotherapeutics, Inc. from April 2014 to June 2014, and as Vice President of Technology Integration of Asterias until December 2015. Dr. West serves as director of Asterias and of OncoCyte Corporation. Prior to becoming our Chief Executive Officer, Dr. West served as Chief Executive Officer, President, and Chief Scientific Officer of Ocata Therapeutics, Inc., a company engaged in developing human stem cell technology for use in regenerative medicine. Dr. West also founded Geron Corporation of Menlo Park, California, and from 1990 to 1998 he was a Director and Vice-President, where he initiated and managed programs in telomerase diagnostics, oligonucleotide-based telomerase inhibition as anti-tumor therapy, and the cloning and use of telomerase in telomerase-mediated therapy wherein telomerase is utilized to immortalize human cells. From 1995 to 1998 he organized and managed the research between Geron and its academic collaborators, James Thomson and John Gearhart that led to the first isolation of human embryonic stem and human embryonic germ cells. Dr. West received a B.S. Degree from Rensselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982, and a Ph.D. from Baylor College of Medicine in 1989 concentrating on the biology of cellular aging.

Dr. West is an internationally renowned pioneer and expert in stem cell research, and has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology, and human embryonic stem cell research and development. Dr. West brings to our Board the proven ability to conceive of and manage innovative research and development programs that have made scientifically significant discoveries in the field of human embryonic stem cells, and the ability to build companies focused on the great potential of regenerative medicine.

Director Independence

Our Board of Directors has determined that Deborah Andrews, Neal C. Bradsher, Stephen C. Farrell, Michael H. Mulroy, Angus C. Russell, and David Schlachet qualify as “independent” in accordance with Section 803(A) of the NYSE MKT Company Guide. The members of our Audit Committee meet the additional independence standards under Section 803(B)(2) of the NYSE MKT Company Guide and Section 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , and the members of our Compensation Committee meet the additional independence standards under Section 805(c)(1) of the NYSE MKT Company Guide. Our independent directors received no compensation or remuneration for serving as directors except as disclosed under “CORPORATE GOVERNANCE—Compensation of Directors.” None of these directors, nor any of the members of their families, have participated in any transaction with us that would disqualify them as “independent” directors under the standards described above.

Aditya Mohanty and Michael D. West do not qualify as “independent” because they are our full-time employees. Alfred D. Kingsley does not qualify as “independent” because during the past three years he received compensation for serving in an executive role as Chairman of certain of our subsidiaries.

CORPORATE GOVERNANCE

Directors’ Meetings

During the fiscal year ended December 31, 2015, our Board of Directors met twelve times. None of our current directors attended fewer than 75% of the meetings of the Board and the committees on which they served.

Directors are also encouraged to attend our annual meetings of shareholders, although they are not formally required to do so. All of our current directors who were then serving on the Board attended the last annual meeting, except David Schlachet, who was unable to attend.

Meetings of Non-Management Directors

Our non-management directors meet no less frequently than quarterly in executive session, without any directors who are BioTime officers or employees present. These meetings allow the non-management directors to engage in open and frank discussions about corporate governance and about our business, operations, finances, and management performance.

Shareholder Communications with Directors

If you wish to communicate with the Board of Directors or with individual directors, you may do so by following the procedure described on our website www.biotimeinc.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to our principal executive officers, our principal financial officer and accounting officer, our other executive officers, and our directors. The purpose of the Code of Ethics is to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in our other public communications; (iii) compliance with applicable governmental rules and regulations; (iv) prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (v) accountability for adherence to the Code of Ethics. A copy of our Code of Ethics has been posted on our internet website and can be found at www.biotimeinc.com. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

Board Leadership Structure

Our leadership structure bifurcates the roles of Chief Executive Officer and Chairman of the Board. In other words, although Aditya Mohanty and Michael D. West are our Co-Chief Executive Officers and are members of our Board, Alfred D. Kingsley currently serves as Chairman of the Board. Although Mr. Kingsley is not an executive officer of BioTime, in his capacity as Chairman of the Board he plays an active role in the structuring and oversight of our financings and the growth of our business. This structure allows our Co-Chief Executive Officers to focus on innovation in our research and product development programs, building our intellectual property portfolio, and fostering relationships within the bioscience industry. The Chairman of the Board serves as an active liaison between the Board and our Co-Chief Executive Officers and our other senior management. The Chairman of the Board also interfaces with our other non-management directors with respect to matters such as the members and chairs of Board committees, other corporate governance matters, financing, strategic planning, and business acquisitions.

The Board’s Role in Risk Management

The Board has an active role, as a whole, in overseeing management of the risks of our business. The Board regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with our research and development activities and our plans to expand our business. The Audit Committee provides oversight of our financial reporting processes and the annual audit of our financial statements. In addition, the Audit Committee also reviews and must approve any business transactions between BioTime and its executive officers, directors, and shareholders who beneficially own 5% or more of our common shares.

Committees of the Board

The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. The members of each of these committees are independent in accordance with Section 803(A) of the NYSE MKT Company Guides and Section 10A-3 under the Exchange Act. The members of the Audit Committee and Compensation Committee must also meet the independence tests applicable to members of those committees under the NYSE MKT Company Guide. The Board of Directors also has a Corporate Development Committee and a Management Development Committee, the members of which do not need to be “independent” directors.

Audit Committee

The members of the Audit Committee are Stephen C. Farrell (Chairman), Deborah Andrews, and David Schlachet. The Audit Committee held seven meetings during 2015. The purpose of the Audit Committee is to recommend the engagement of our independent registered public accountants, to review their performance and the plan, scope, and results of the audit, and to review and approve the fees we pay to our independent registered public accountants. The Audit Committee also will review our accounting and financial reporting procedures and controls, and all transactions between us and our executive officers, directors, and shareholders who beneficially own 5% or more of our common shares. The Audit Committee has a written charter that requires the members of the Audit Committee to be directors who are independent in accordance with Section 803(A) and Section 803(B) of the NYSE MKT Company Guide and Section 10A-3 under the Exchange Act. A copy of the Audit Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

Our Board of Directors has determined that each of the members of our Audit Committee meets the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations. Mr. Farrell’s expertise is based on his experience as an accountant working for a major accounting firm and as the Chief Executive Officer, Chief Operating Officer, President and Chief Financial Officer of a number of companies, both public and private, where he supervised financial and accounting personnel. Ms. Andrews’ expertise is based on her experience as Vice President-Chief Accounting Officer of STAAR Surgical Company and as STAAR Surgical’s Vice President-Chief Financial Officer, and as a senior accountant at a major accounting firm. Mr. Schlachet’s expertise is based on his experience as a Chief Financial Officer of Syneron Medical Ltd. and of Strauss Elite Holdings, and as Chairman of the Audit Committee of the Tel Aviv Stock Exchange.

Nominating and Corporate Governance Committee and Nominating Policies and Procedures

The members of the Nominating and Corporate Governance Committee are Neal C. Bradsher (Chairman), Stephen C. Farrell, and Michael H. Mulroy. The Nominating and Corporate Governance Committee held one formal meeting in 2015 and several informal meetings during the year. The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board of Directors individuals qualified to serve as directors and on committees of the Board, and to make recommendations to the Board on issues and proposals regarding corporate governance matters. The Nominating and Corporate Governance Committee will also consider nominees proposed by shareholders, provided that they notify the Nominating and Corporate Governance Committee of the nomination in writing at least 120 days before the date of the next annual meeting and they and the nominee provide the Nominating and Corporate Governance Committee with all information that the Nominating and Corporate Governance Committee may reasonably request regarding the nominee, no later than 90 days prior to the annual meeting. A copy of the Nominating and Corporate Governance Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

The Nominating and Corporate Governance Committee has not set any specific minimum qualifications that a prospective nominee would need in order to be recommended by the Committee to serve on the Board of Directors. Rather, in evaluating any new nominee or incumbent director, the Committee will consider whether the particular person has the knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience, and expertise of the other members of the Board as a whole. The Committee will also consider whether a nominee or incumbent director has any conflicts of interest with BioTime that might conflict with our Code of Ethics or that might otherwise interfere with their ability to perform their duties in a manner that is in the best interest of BioTime and its shareholders. The Committee will also consider whether including a prospective director on the Board will result in a Board composition that complies with (a) applicable state corporate laws, (b) applicable federal and state securities laws, and (c) the rules of the SEC and each stock exchange on which our shares are listed.

The Board of Directors and the Nominating and Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives, and background that nominees should have. However, the present Board was assembled with a focus on attaining a Board comprised of people with substantial experience in bioscience, the pharmaceutical industry, corporate management, finance, and law. The Board believes that this interdisciplinary approach will best suit our needs, as we expand our initiatives in the field of regenerative medicine. The Board is also cognizant of the value of experience in international markets and operations given the growing globalization of the pharmaceutical industry and world-wide focus on stem cell research.

Some of the factors considered by the Committee and the Board in selecting the Board’s nominees for election at the Meeting are discussed in this Preliminary Proxy Statement under “ELECTION OF DIRECTORS—Directors.”

Compensation Committee

The members of the Compensation Committee are Deborah Andrews (Chairwoman), Stephen C. Farrell and David Schlachet. Mr. Farrell was appointed to the Compensation Committee in March 2016. The Compensation Committee met seven times during 2015 during which time Stephen L. Cartt served as a member of the Compensation Committee. All of the members of the Compensation Committee qualify as “independent” in accordance with Section 803(A) and Section 805(c)(1) of the NYSE MKT Company Guide. The Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options and other equity-based awards under our Equity Incentive Plan. The Compensation Committee recommends to the Board of Directors the terms and amount of executive compensation and grants of equity-based awards to executives, key employees, consultants, and independent contractors. A copy of the Compensation Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

Report of the Audit Committee on the Audit of Our Financial Statements

The following is the report of the Audit Committee with respect to BioTime’s audited financial statements for the year ended December 31, 2015.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that BioTime specifically incorporates such information by reference in such filing.

The members of the Audit Committee held discussions with our management and representatives of OUM & Co., LLP, our independent registered public accountants, concerning the audit of our financial statements for the year ended December 31, 2015. The independent public accountants are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Our auditors also audit our internal control over financial reporting. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of BioTime’s financial statements.

The Audit Committee members reviewed and discussed with management and representatives of the auditors the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015. Our auditors also discussed with the Audit Committee the adequacy of BioTime’s internal control over financial reporting.

The Audit Committee members discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Our auditors submitted to the Audit Committee the written disclosures and the letter mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

The Audit Committee also met on a quarterly basis with the auditors during 2015 to review and discuss our financial statements for the quarter and the adequacy of internal control over financial reporting.

The Audit Committee:
Stephen C. Farrell (Chairman), Deborah Andrews, David Schlachet

Executive Officers

Michael D. West, Aditya Mohanty, and Russell L. Skibsted are our current executive officers. Alfred D. Kingsley is Chairman of the Board but he is not otherwise an executive officer of BioTime. Robert W. Peabody served as our Senior Vice President and Chief Financial Officer during 2015 but he resigned his positions and became the Chief Financial Officer of our subsidiary LifeMap Solutions, Inc. during November 2015. Pedro Lichtinger served as President and Chief Executive Officer of our subsidiary Asterias Biotherapeutics, Inc. (“Asterias”) during 2015 but he ceased to be employed by Asterias during February 2016.

Russell L. Skibsted, 57, was appointed as our Chief Financial Officer and as Chief Financial Officer of our subsidiary OncoCyte Corporation during November 2015, and he was appointed Chief Financial Officer of Asterias during March 2016. Mr. Skibsted came to BioTime from Proove Biosciences, Inc. where he served as Chief Financial Officer from 2013 to November 2014. From 2013 to 2014 Mr. Skibsted was Managing Director and Chief Financial Officer of RSL Ventures, where he provided financial consulting services to public and private companies in the life sciences sector. Mr. Skibsted served as Senior Vice President, Chief Financial Officer and Secretary of Aeolus Pharmaceuticals, a publicly traded biopharma company, from 2010 to 2013, and was Senior Vice President and Chief Business Officer of Spectrum Pharmaceuticals, a publicly traded, biopharmaceutical company, from 2006 to 2009. Previously, from 2004 to 2006, Mr. Skibsted served as Chief Financial Officer of Hana Biosciences, and from 2000 to 2004 he served as Chief Financial Officer and Portfolio Management Partner of Asset Management Company, a venture capital firm. Mr. Skibsted holds a B.A. in economics from Claremont McKenna College and an MBA from the Stanford Graduate School of Business.

Chief Executive Officers of Certain Subsidiaries

Stephen L. Cartt, 53, has been President and Chief Executive Officer and a director of Asterias Biotherapeutics, Inc. since February 2016. Mr. Cartt served as Chief Operating Officer of Questcor Pharmaceuticals, Inc., from February 2012 until August 2014, when the company was acquired by Mallinckrodt plc. Mr. Cartt served as Chief Operating Officer of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc on an interim basis following the merger with Questcor from August 2014 until October 2014. Mr. Cartt joined Questcor as Executive Vice President, Corporate Development, during March 2005. He was later appointed Chief Business Officer before being appointed Chief Operating Officer. Mr. Cartt was a private consultant from August 2002 until March 2005. From March 2000 through August 2002, Mr. Cartt was the Senior Director of Strategic Marketing for Elan Pharmaceuticals. Prior to that, Mr. Cartt held a variety of R&D and Commercial positions at ALZA Corporation during the period July 1985 to March 2000. Mr. Cartt holds a B.S. degree from the University of California at Davis in Biochemistry, and an M.B.A. from Santa Clara University.

William Annett, 62, has been President and Chief Executive Officer of OncoCyte Corporation since June 2015 and joined its Board of Directors during January of that year. Mr. Annett was a Managing Director at Accenture from 2011 to 2014, where he founded, built, and headed Accenture’s West Coast Life Sciences practice with sales, marketing, and delivery responsibilities for the entire territory. His clients included most of the major biotech and pharmaceutical companies in the western United States. At Genentech, from 2003 until 2011, Mr. Annett led the Commercial Strategy group and managed large operational projects with several hundred team members. He also directed the Project Finance function for research and development, which supported all development pipeline products with more than 200 clinical trials. In 2001 Mr. Annett founded and until 2003 served as CEO of Corra Life Sciences, a prenatal diagnostics company, which worked with a consortium of universities to develop blood tests for the major diseases of pregnancy. Mr. Annett also previously served as Chief Executive Officer of BioFX Laboratories, Inc. from 1999 to 2000. Early in his career, Mr. Annett also founded a consumer products company, which he led for six years as Chief Executive Officer. During his tenure, the company became publicly traded on NASDAQ and was then acquired. Mr. Annett holds an MBA from the Harvard Business School.

Compensation of Directors

Directors and members of committees of the Board of Directors who are salaried employees of BioTime are entitled to receive compensation as employees but are not compensated for serving as directors or attending meetings of the Board or committees of the Board. All directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

The following table shows the annual cash fees paid to our Chairman of the Board, our directors other than the Chairman, and to the directors who served on the standing committees of the Board during 2015.

Fees Paid
Chairman of the Board	$65,000
Director other than Chairman	$30,000
Audit Committee Chairman	$20,000
Audit Committee Member other than Chairman	$10,000
Compensation Committee Chairman	$15,000
Compensation Committee Member other than Chairman	$7,500
Nominating and Corporate Governance Committee Chairman	$15,000
Nominating and Corporate Governance Committee Member other than Chairman	$7,500
Management Development Committee Chairman	$15,000
Management Development Committee Member other than Chairman	$7,500
Corporate Development Committee Chairman	$15,000
Corporate Development Committee Member other than Chairman	$7,500

In addition to the annual cash fees, directors and members of certain committees of the Board are entitled to receive fees for attending meetings. Directors receive a fee of $2,000 for meetings attended in person and $1,000 for meetings attended by telephone conference. Members of the Audit Committee, Compensation Committee, and Corporate Development Committee receive a fee of $1,000 for meetings attended in person and $750 for meetings attended by telephone conference.

In addition to cash fees, directors, other than the Chairman of the Board, receive an annual grant of options to purchase 20,000 common shares, and our Chairman receives an annual grant of options to purchase 50,000 common shares, under our 2012 Equity Incentive Plan.

The annual fee of cash will be paid, and the stock options granted will vest and become exercisable, in four equal quarterly installments, provided that the director remains a director on the last day of the applicable quarter. The options will expire if not exercised five years from the date of grant.

In addition to his compensation as Chairman of our Board, during 2015 Alfred D. Kingsley received $402,500 from certain of our subsidiaries for serving as Chairman of the Board or as Executive Chairman of the subsidiaries. In addition, Mr. Kingsley received $1,000 for each in-person meeting and $500 for each teleconference meeting of the Board of Directors of Asterias and of the Board of Directors of our subsidiary OncoCyte Corporation (“OncoCyte”) that he attended. Mr. Kingsley is also eligible to participate in certain health insurance, 5% 401(k) company match and similar benefit plans that are available to employees of BioTime and its subsidiaries.

BioTime directors who serve as directors of our subsidiaries are also eligible to receive stock options or to purchase restricted stock under the stock option plans adopted by our subsidiaries. Awards under subsidiary stock option plans to a BioTime director who is also a BioTime employee are approved by both the board of directors of the subsidiary and by the BioTime Board of Directors or by the Compensation Committee, without the vote of the director receiving the award, except for awards made by Asterias and OncoCyte that were approved by the subsidiary compensation committees, the members of which qualify as “independent” under the NYSE MKT Company Guide. During 2015, Mr. Kingsley received a grant of 75,000 stock options from Asterias and 75,000 stock options from OncoCyte. Dr. West received a grant of 20,000 stock options from Asterias and 125,000 stock options from OncoCyte.

The following table summarizes certain information concerning the compensation paid during the past fiscal year to each of the persons who served as directors during the year ended December 31, 2015 and who were not our employees on the date the compensation was earned.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Option Award(2)	Total
Deborah Andrews	$80,750	$25,677	$106,427
Neal C. Bradsher	$73,000	$25,677	$98,677
Stephen L. Cartt	$77,500	$25,677	$103,177
Stephen C. Farrell	$77,750	$25,677	$103,427
Alfred D. Kingsley(3)	$513,250	$317,252	$830,502
Michael H. Mulroy	$72,000	$25,677	$97,677
Angus C. Russell	$64,500	$25,677	$90,177
David Schlachet	$70,250	$25,677	$95,927

(1)	Includes annual cash fees for serving as a director, fees for service on committees of the Board, if any, and fees for attending meetings of the Board and committees.

(2)	Those of our directors who were serving on the Board of Directors on July 1, 2015 and who were not salaried employees of BioTime each received an annual award of stock options on that date entitling them to purchase 20,000 common shares, except that Mr. Kingsley received 50,000 stock options for serving as Chairman of the Board. Those options will vest and become exercisable in equal quarterly installments over a one-year period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We use the Black-Scholes-Merton Pricing Model to compute option fair values. We used the following variables to value those options: stock price and exercise price of $3.57, expected term of 2.81 years, volatility of 54.21%, and a bond equivalent yield discount rate of 1.01%.

(3)	During 2015, in addition to $65,000 in annual director fees as BioTime's Chairman of the Board and $23,500 for BioTime Board meetings attended, Mr. Kingsley received $402,500 from certain subsidiaries for serving as Chairman of the Board or as Executive Chairman, $9,000 from certain subsidiaries for meetings of directors attended, and $13,250 of employer contributions to his 401(k) plan. Mr. Kingsley’s option award compensation also includes the value of 75,000 options to purchase Asterias common stock and the value of 75,000 (after a reverse stock split) options to purchase OncoCyte common stock which he received from those subsidiaries for serving, respectively, as Chairman of the Board of Directors of Asterias and as Executive Chairman of OncoCyte. The assumptions underlying the valuation of the Asterias options are as follows: stock price of $3.85, exercise price of $3.90, expected term of 2.72 years, volatility of 80.82%, and a bond equivalent yield discount rate of 1.03%. The assumptions underlying the valuation of the OncoCyte options are as follows: stock price and exercise price of $2.20, expected term of 6.08 years, volatility of 74.86%, and a bond equivalent yield discount rate of 1.6%.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Board of Directors has a Compensation Committee the current members of which are Deborah Andrews (Chairwoman), David Schlachet, and Stephen C. Farrell. Ms. Andrews, Mr. Schlachet, and Mr. Farrell qualify as “independent” in accordance with Section 803(A) and Section 805(c) of the NYSE MKT Company Guide. None of the directors who served on the Compensation Committee during the last fiscal year was a current or former officer or employee of BioTime or any of its subsidiaries, or had any relationship with BioTime or any of its subsidiaries requiring disclosure in this report under Item 404 of SEC Regulation S-K. During last fiscal year, none of our executive officers served as (a) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (b) a director of another entity, one of whose executive officers served on our Compensation Committee, or (c) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors, except that certain of our current or former executive officers, including Michael D. West, our Co-Chief Executive Officer, Robert W. Peabody, our former Chief Financial Officer, and Pedro Lichtinger, served on the boards of directors and as executive officers of one or more of our subsidiaries, our Co-Chief Executive Officer Aditya Mohanty served on the board of directors of one of our subsidiaries, and Alfred D. Kingsley, our Chairman, served as Executive Chairman of certain of our subsidiaries, and in that capacity each of them determined the compensation of the executive officers of those subsidiaries, though none of them voted on matters pertaining to their own personal compensation, and Dr. West abstained from voting on the compensation of his wife who serves as an executive officer of OncoCyte.

Compensation Committee Report

The following is the report of the Compensation Committee for the year ended December 31, 2015.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that BioTime specifically incorporates such information by reference in such filing.

Stephen L. Cartt also served on our Compensation Committee during 2015 but he resigned as a director in February 2016 upon being appointed President, Chief Executive Officer, and a director of Asterias. Stephen C. Farrell replaced Mr. Cartt on the Compensation Committee in March 2016.

I have reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on my review and discussion with management, I have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:
Deborah Andrews (Chairwoman), Stephen C. Farrell, David Schlachet

Compensation Discussion and Analysis

Elements of Executive Compensation

Our compensation policies have been influenced by the need to attract and retain executives with the scientific and management expertise to conduct our research and product development programs in a highly competitive industry dominated by larger, more highly capitalized companies. The compensation we provide our executive officers currently has the following primary components:

•	Base salary;

•	Annual cash bonuses based on corporate and individual performance;

•	Long-term incentives in the form of stock options;

•	Health insurance; and

•	401(k) plan participation with employer contributions.

In determining compensation for our executive officers, the Compensation Committee considers a variety of factors. For 2015 compensation, the most important factors were:

•	BioTime's and its subsidiaries' growth and progress in scientific research;

•	Extraordinary performance by an individual during the year;

•	Retention concerns;

•	The executive's tenure and experience;

•	The executive's historical compensation;

•	Market data;

•	Our financial position and capital resources; and

•	Fairness.

In reviewing each executive's overall compensation, the Compensation Committee considers an aggregate view of base salary and bonus opportunities, previous stock option grants, and the dollar value of benefits and perquisites. Executive compensation is also influenced by the cost of living in the San Francisco Bay Area. These factors have been balanced against our financial position and capital resources. In evaluating the compensation of executive officers, the Compensation Committee considers input from the Co-Chief Executive Officers who are most familiar with their performance.

BioTime is a growing company and our compensation policies are still evolving. In the course of BioTime’s growth, we may implement new compensation plans and policies and modify existing ones. Accordingly, executive compensation paid during 2015 or approved for payment for 2015 may or may not be reflective of the compensation that will be paid during subsequent years, except to the extent that the executives receive compensation under employment agreements that continue in effect during those years. In this regard, the Compensation Committee may consider the implementation of performance based bonus programs under which awards would be based upon the attainment of pre-set quantified bench marks or goals. As permitted by the Compensation Committee Charter, the Compensation Committee engaged the services of an independent executive compensation consulting firm to provide information about comparative compensation offered by peer companies, market survey information, and information about trends in executive compensation.

Base Salaries

The minimum base salaries of Michael D. West and Aditya Mohanty, our Co-Chief Executive Officers, Russell L. Skibsted, our Chief Financial Officer, and Robert W. Peabody, our former Senior Vice President and Chief Financial Officer, during 2015 were defined by their respective employment agreements which were approved by the Board of Directors, without the vote of Dr. West in the case of his employment agreement. Mr. Mohanty’s employment agreement was amended, and his base salary was increased from $450,000 to $500,000, during October 2015 after he was elevated from Chief Operating Officer to Co-Chief Executive Officer. The base salaries for our executive officers are reviewed annually and adjusted from time to time to realign salaries with market levels and to reflect the growth of the company, the scope of the responsibilities of the executives, and their performance, and are intended to be competitive with the compensation paid to executives with comparable qualifications, experience, and responsibilities in similar businesses of comparable size. A significant portion of BioTime’s business is conducted by its subsidiaries and the management and oversight of those subsidiaries, some of which are located overseas, is also taken into account in determining base salaries.

During March 2015, the Compensation Committee reviewed the base salaries of Dr. West and Mr. Peabody which had been set at $680,315 and $430,135, respectively, during 2014. The Compensation Committee determined that during 2015 Dr. West’s base salary would remain at $680,315 considering the relationship of his salary to chief executive officers in the company's peer group and considering BioTime’s overall performance during 2015. Mr. Peabody’s base salary for 2015 was set at $443,039, reflecting a 3% raise under a 3% raise pool established by the Compensation Committee. Mr. Mohanty’s compensation for 2015 was initially set when he was hired as Chief Operating Officer during December 2014. Because Mr. Mohanty had only recently joined BioTime, the Compensation Committee did not review his performance or his compensation during March 2015 but approved an increase in his salary from $450,000 to $500,000 during October 2015 when Mr. Mohanty was appointed Co-Chief Executive Officer.

The compensation of Pedro Lichtinger, the former Chief Executive Officer of Asterias, including his base salary, bonus, and award of shares of restricted stock or options under the Asterias Equity Incentive Plan was set by the independent directors of Asterias who serve on its Compensation Committee and was approved by Asterias’ Board of Directors.

Bonuses

Bonuses may be earned by each executive officer based upon the achievement of personal goals established in the executive's employment agreement, or based upon the personal performance of an executive in helping the company or a subsidiary attain its strategic objectives, as determined by the Compensation Committee. Because we are still conducting research and development, and have not attained profitability, the Compensation Committee has not set performance milestones based upon profit levels and return on equity as the basis for incentive compensation. Instead, the incentive awards have been tied to the achievement of company strategic goals and personal performance. Personal performance is related to the functional responsibility of each executive officer. Important milestones that have been considered by the Compensation Committee or the Board of Directors in determining incentive bonuses or bonus provisions in employment agreements in the past have included (i) procuring additional capital and research grants, (ii) licensing products and technology, (iii) completing specified research and development goals, (iv) achieving organizational goals such as the acquisition of other businesses and the integration of those businesses into our organization, and (v) overall performance of the company.

The Compensation Committee recommended that BioTime’s compensation philosophy should put company total cash compensation in the 50th percentile of the comparator peer group companies reflected in data considered by the Committee. To achieve this goal, the Compensation Committee recommended that bonuses be increased over a period of three years and that bonuses be awarded in lieu of merit increases to base salaries during that period. External data indicates that although base salaries are aligned with the comparator peer group, bonuses, when paid, have been significantly below the comparator peer group. By allocating the bonuses over a period of three years, the financial impact of the adjustment will be aligned with the stage of development of the company and its financial situation.

The Compensation Committee considered executive accomplishments and performance during 2015 for bonus awards, along with financial factors, including our cash position and commitments. During April 2016, the Committee recommended that discretionary bonuses for 2015 be awarded to Aditya Mohanty and Russell Skibsted in the amounts of $250,000 and $8,630, respectively, consistent with the target bonus provisions of their respective employment agreements. Mr. Mohanty’s bonus consisted of $50,000 in cash and 67,567 fully vested common shares valued at $200,000 under the Equity Incentive Plan. OncoCyte awarded Mr. Kingsley a discretionary bonus of $100,000, and we approved a $100,000 discretionary bonus to Mr. Kingsley for his service as Executive Chairman of our subsidiaries OrthoCyte Corporation and ReCyte Therapeutics, Inc. during 2015, which will be allocable expenses of those subsidiaries. In addition, contracted bonuses were awarded to Dr. West and Mr. Peabody in the amounts of $65,000 and $45,000, respectively, the details of which are described below.

Funding for research is critical to our business. Under his employment agreement, Dr. West is entitled to receive an annual bonus equal to the lesser of (A) $65,000 or (B) the sum of 65% of Consulting Fees and 6.5% of Grant Funds we receive during each fiscal year; provided that (x) we obtained the grant that is the source of the Grant Funds during the term of his employment, (y) the grant that is the source of the Grant Funds is not a renewal, extension, modification, or novation of a grant (or a new grant to fund the continuation of a study funded by a prior grant from the same source) obtained by us prior to his employment, and (z) the grant that is the source of the Grant Funds was not obtained by us substantially through the efforts of any consultant or independent contractor compensated by us for obtaining the grant. Grant Funds means money actually paid to us during a fiscal year as a research grant by any federal or state government agency or any not for profit non-government organization, and expressly excludes (1) license fees, (2) royalties, (3) Consulting Fees, (4) capital contributions to us or any of our subsidiaries, or any joint venture of any kind (regardless of the legal entity through which the joint venture is conducted) to which we are a party, and (5) any other payments received by us from a business or commercial enterprise for research and development of products or technology pursuant to a contract or agreement for the commercial development of a product or technology. Consulting Fees means money we receive under a contract that entitles us to receive a cash fee for providing scientific and technical advice to third parties concerning stem cells. For 2015, Dr. West received a bonus of $65,000 based on BioTime’s receipt of Grant Funds.

Under his employment agreement, Mr. Peabody was entitled to receive an annual bonus equal to the lesser of (A) $45,000 or (B) the sum of 35% of Consulting Fees and 3.5% of Grant Funds determined on the same basis used to determine the annual bonus under Dr. West’s employment agreement. During 2015, Mr. Peabody received a bonus of $45,000 based on BioTime’s receipt of Grant Funds.

Stock Option Awards

Stock options are an important part of the compensation packages for BioTime’s employees, directors, and consultants. We strongly believe that attracting and retaining the services of employees, directors, and consultants depends in great measure upon the ability of BioTime and its subsidiaries to provide the kind of incentives that are derived from the ownership of stock and stock options, which are offered by competing pharmaceutical development and bio-technology companies. This is especially true for us and our subsidiaries since the base compensation that we and our subsidiaries offer is often lower than the compensation packages offered by competing companies. For these reasons, six of our subsidiaries have adopted stock option plans with the approval of our Board of Directors, including our independent directors. One of our other subsidiaries, Cell Cure Neurosciences Ltd., had already adopted its own stock option plan before we acquired our interest in that subsidiary.

Our stock options programs are intended to align the long-term interests of executives with the interests of shareholders by offering potential gains if our stock price increases, and to provide incentives for employees to work towards the long-term success of BioTime and its subsidiaries by using vesting schedules over several years. We use a combination of BioTime stock options and subsidiary stock options. Because of the direct relationship between the value of a BioTime stock option and the increased market price of our common shares after the grant date, we feel that stock options will continue to be important to motivate our executive officers and employees to manage BioTime in a manner that is consistent with both the long-term interests of our shareholders and our business objectives.

We believe that having subsidiaries that focus on particular disease therapies, diagnostics, or research products will facilitate the optimization of scientific and commercial collaborations, thereby improving the probability that a subsidiary company will eventually become an industry leader. We also believe that high-quality executives are likely to be more attracted to managing subsidiary companies than to heading divisions within a larger company. The organization of our regenerative medicine business into subsidiaries has also facilitated our ability to obtain financing for our regenerative medicine programs. We believe that granting stock options in a subsidiary company provides incentives for executives and other employees to work towards the long-term success of that subsidiary so that it can grow to become a self-sufficient, “stand alone” company, at which time holders of stock in the subsidiary may realize value for their subsidiary shares.

Our Equity Incentive Plan also permits the award of (a) shares of restricted stock, (b) stock appreciation rights through which executives may receive cash awards based upon the excess of the market price of our common shares over the strike price of the stock appreciation rights granted, and (c) restricted stock units (“RSUs”) through which an executive may receive common shares or cash payments upon the vesting of the units and satisfaction of any conditions of the award. The stock option plans of most BioTime subsidiaries also permit the grant or sale of restricted stock in lieu of granting stock options, and Asterias’ Equity Incentive Plan, which is modeled on our own, also permits the grant of stock appreciation rights and RSUs.

The Committee has recommended to the Board of Directors that annual grants of stock options be made to executive officers and other employees based upon their professional level in the organization and their annual performance using the following matrix as a guideline:

Position	BioTime Stock Options

Chief Executive Officer	200,000
Senior Executive/Officer	100,000
Vice President/Senior Director	50,000
Director/Manager	25,000
Senior Professional	10,000
Technical/Administrative	5,000

During 2015, Dr. West received 200,000 options and Mr. Peabody received 100,000 options under our Equity Incentive Plan consistent with the Committee’s recommendation based on their management levels. Mr. Mohanty received 675,000 options and Mr. Skibsted received 450,000 options under their respective employment agreements as an initial incentive to join BioTime and did not receive an additional annual option grant during 2015. Dr. West also received 20,000 Asterias stock options and 125,000 OncoCyte stock options; and Mr. Peabody received 50,000 Asterias stock options and 75,000 OncoCyte stock options from those subsidiaries. Subsidiary stock options are approved by the respective boards of directors of the subsidiaries, and are subject to approval or ratification by our Compensation Committee or the independent compensation committee of Asterias or OncoCyte in the case of options granted by those two subsidiaries that each have a compensation committee of directors who qualify as “independent” under the compensation committee standards of the NYSE MKT Company Guide.

Severance and Change of Control Payments

The employment agreements of our executive officers contain provisions entitling them to severance benefits in the event that their employment is terminated without “cause” or following a “Change of Control” of BioTime.

If we terminate the employment of Dr. West, Mr. Mohanty or Mr. Skibsted without “cause” as defined in their respective employment agreements, the terminated executive will be entitled to severance benefits. The severance benefits payable to Dr. West will be payment of six months base salary, and 100% of his then unvested stock options granted by BioTime and its subsidiaries will vest. However, if Dr. West’s employment is terminated without “cause” within twelve months following a “Change of Control,” he will be entitled to twelve months base salary, and 100% of his then unvested BioTime options will vest. The severance benefits payable to Mr. Mohanty will be payment of six months base salary and 50% of his then unvested stock options will vest. However, if a termination of Mr. Mohanty’s employment without “cause” occurs within twelve months following a “Change of Control,” he will be entitled to either (1) four months base salary if he has been employed by us less than two years, or (2) if he has been employed by us for two or more years, twelve months base salary and 100% of his then unvested BioTime stock options will vest. If we terminate Mr. Skibsted’s employment without “cause”, the severance benefits will be payment of six months base salary and his then unvested stock options will vest. In addition, for a period of six months we will pay any health insurance benefits that Mr. Skibsted was receiving at the time of termination of his employment under a BioTime employee health insurance plan subject to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). However, if the termination of his employment without “cause” occurs within twelve months following a “Change of Control” and he has been employed by us for two or more years, his severance benefits will include twelve months base salary. Cash severance compensation may be paid in a lump sum or, at our election, in installments consistent with the payment of the executive’s salary while employed by us. In order to receive the severance benefits, the executive must execute a general release of all claims against BioTime and must return all BioTime property in the executive’s possession and the executive must resign from our Board and from the board of directors all BioTime subsidiaries on which the executive served.

“Change of Control” means (A) the acquisition of our voting securities by a person or an Affiliated Group entitling the holder to elect a majority of our directors; provided, that an increase in the amount of voting securities held by a person or Affiliated Group who on the date of the Employment Agreement beneficially owned (as defined in Section 13(d) of the Exchange Act, and the regulations thereunder) more than 10% of our voting securities shall not constitute a Change of Control; and provided, further, that an acquisition of voting securities by one or more persons acting as an underwriter in connection with a sale or distribution of voting securities shall not constitute a Change of Control, (B) the sale of all or substantially all of our assets; or (C) a merger or consolidation in which we merge or consolidate into another corporation or entity in which our shareholders immediately before the merger or consolidation do not own, in the aggregate, voting securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity). A Change of Control shall not be deemed to have occurred if all of the persons acquiring our voting securities or assets, or merging or consolidating with us, are one or more of our direct or indirect subsidiaries or parent corporations. “Affiliated Group” means (A) a person and one or more other persons in control of, controlled by, or under common control with, such person; and (B) two or more persons who, by written agreement among them, act in concert to acquire voting securities entitling them to elect a majority of our directors. “Person” includes both people and entities.

Pedro Lichtinger’s employment agreement with Asterias provided that if Asterias were to terminate Mr. Lichtinger’s, employment without “cause,” or if he were to resign for “good reason,” as defined in his employment agreement, he would be entitled to severance benefits consisting of payment of six months base salary and 50% of his then unvested Asterias stock options will vest, and in the case of a termination of Mr. Lichtinger’s employment without “cause”, or his resignation for “good reason,” within twelve months following a “Change of Control,” he would be entitled to twelve months base salary, payable in a lump sum, and 100% of his then unvested Asterias options will vest and the restrictions on 100% of his shares of Asterias restricted stock will expire. A “Change of Control” under Mr. Lichtinger’s employment agreement has the same meaning as in the BioTime executive employment agreements except that it pertains to Asterias rather than BioTime.

Mr. Lichtinger served as Asterias’ President and Chief Executive Officer through February 29, 2016. On March 10, 2016, Asterias entered into a Separation Agreement with Mr. Lichtinger. Under the terms of the Separation Agreement, and consistent with the terms of his employment agreement Asterias agreed to pay Mr. Lichtinger severance in the amount of $475,000 plus accrued and unpaid wages and unused vacation and accelerated vesting of 50% of his unvested Asterias stock options. In addition, the Severance Agreement provided for accelerated vesting of all of his unvested Asterias RSUs.

Certain Agreements with Robert W. Peabody

Mr. Peabody resigned as Senior Vice President and Chief Financial Officer of BioTime on November 18, 2015 and became Chief Financial Officer of our subsidiary LifeMap Solutions, Inc. Under an employment agreement with LifeMap Solutions, Mr. Peabody will receive an annual salary of $250,000, and a grant of options to purchase 1% of the shares of LifeMap Solutions common stock and he may receive an equal number of additional options subject to attainment of milestones to be agreed upon and the LifeMap Solutions board of directors implementing a bonus-stock program.

Under an Employment Termination and Release Agreement (the “Employment Termination Agreement”) with Mr. Peabody, BioTime agreed to the following modifications of the terms of the options granted to Mr. Peabody by BioTime and certain subsidiaries:  (a) his unvested BioTime stock options, in excess of the portion that will vest upon termination of his employment by BioTime, will continue to vest during the time that he remains an employee of a BioTime subsidiary and during the time that the Consulting Agreement described below is in effect, (b) unvested options granted to Mr. Peabody by certain subsidiaries shall continue to vest after the termination of his employment by BioTime or the subsidiary, and (c) the options granted by BioTime and the subsidiaries shall expire on the designated expiration date rather than on an earlier date determined with reference to the termination of his employment.

BioTime entered into a Consulting Agreement with Mr. Peabody (the “Consulting Agreement) under which Mr. Peabody will provide financial consulting services to BioTime and OncoCyte, in consideration for the vesting of his stock options under his Employment Termination Agreement and his Employment Agreement with LifeMap Solutions. If Mr. Peabody ceases to receive compensation under his Employment Agreement with LifeMap Solutions or his employment is terminated by LifeMap Solutions without “cause” as defined in his LifeMap Solutions Employment Agreement, he will receive a consulting fee of $15,000 per month for services to BioTime and OncoCyte. The Consulting Agreement will terminate on November 18, 2016, or earlier upon: (a) the death or disability of Mr. Peabody; (b) thirty days written notice from Mr. Peabody; (c) written notice from BioTime given at any time after the total payments received by Mr. Peabody from LifeMap Solutions and under the Consulting Agreement total $221,000; or (d) written notice from BioTime if Mr. Peabody breaches his obligations under the Consulting Agreement or his covenants under the Employment Termination Agreement.

2015 Compensation

The following tables show certain information relating to the compensation of each of our Co-Chief Executive Officers, our current Chief Financial Officer, our former Senior Vice-President and Chief Financial Officer, and the former President and Chief Executive Officer of our subsidiary Asterias, who was our only other executive officer whose compensation exceeded $100,000 during 2015, and who are collectively referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and principal Position	Year	Salary		Bonus		Option Awards(1)		Stock Awards		All other compensation(2)		Total

Michael D. West	2015	$680,315		$65,000	(3)	$654,771	(4)	$-		$38,250	(5)	$1,438,336
Co-Chief Executive Officer	2014	$680,315		$204,000	(3)	$624,115	(4)	$-		$38,000	(5)	$1,546,430
	2013	$680,315		$65,000	(3)	$851,574	(4)	$-		$37,750	(5)	$1,634,639

Aditya Mohanty	2015	$460,417	(6)	$50,000	(3)	$-		$200,000	(3)	$13,250		$723,667
Co-Chief Executive Officer	2014	$5,192	(6)	$-		$1,490,424	(7)	$-		$-		$1,495,616

Robert W. Peabody	2015	$707,678	(8)	$45,000	(3)	$724,306	(9)	$-		$18,000	(5)	$1,494,714
Former Senior Vice-President, and Chief Financial Officer	2014	$430,135		$107,500	(3)	$237,681	(9)	$-		$13,000		$788,316
	2013	$405,107		$145,000	(3)	$521,500	(9)	$-		$11,984		$1,083,591

Russell L. Skibsted	2015	$45,000		$8,630	(3)	$899,316	(10)	$-		$1,500		$954,446
Chief Operating Officer

Pedro Lichtinger (11)	2015	$407,000		$-		$524,263	(12)	$93,335	(13)	$9,000		$1,033,598
Former President and Chief Executive Officer of	2014	$224,359		$-		$1,409,456	(12)	$468,000	(14)	$8,333		$2,110,149
Asterias Biotherapeutics, Inc.

(1)	The options must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant, even if the options are subject to vesting over time. We use the Black-Scholes-Merton Pricing Model to compute option fair values. For options granted during 2015, one quarter of the options will vest upon completion of 12 full months of continuous employment of the executive measured from the date of grant, and the balance of the options will vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment of the executive. Options granted during 2014 and 2013 will vest and become exercisable in equal monthly installments over a 48 month period.

(2)	Except as otherwise indicated below, “all other compensation” consists of employer contributions to the executive’s account under the BioTime 401(k) plan.

(3)	As a result of BioTime receiving a certain research grant, Dr. West and Mr. Peabody earned bonuses of $65,000 and $45,000, respectively, during 2015, 2014 and 2013 under the terms of their employment agreements. For 2015, 2014, and 2013, respectively, the following annual discretionary bonuses were awarded to the executives named in the table: Dr. West $139,000 for 2014; Mr. Mohanty $250,000 for 2015; Mr. Peabody $62,500 for 2014 and $100,000 for 2013; Mr. Skibsted $8,360 for 2015. Mr. Mohanty’s 2015 bonus consisted of $50,000 in cash and 67,567 fully vested common shares valued at $200,000 under the Equity Incentive Plan. An annual bonus may be awarded to an executive officer based upon the performance of the executive, as determined by the Board of Directors upon recommendation of the Compensation Committee.

(4)	Dr. West received 200,000 options during 2015, 2014 and 2013 which were valued using the following variables: for 2015 a stock price and exercise price of $3.51, expected term of 6.08 years, volatility of 64.69%, and a bond equivalent yield discount rate of 1.90%; for 2014 a stock price and exercise price of $3.51, expected term of 4.48 years, volatility of 68.03%, and a bond equivalent yield discount rate of 1.32%; and for 2013 a stock price and exercise price of $4.22, expected term of years, volatility of 97.79%, and a bond equivalent yield discount rate of 1.38%. Dr. West received 20,000 options in 2015 and 100,000 in 2013 from Asterias which were valued using the following variables: for 2015 a stock price of $3.85, exercise price of $3.90, expected term of 6.08 years, volatility of 78.38%, and a bond equivalent yield discount rate of 1.685%; for 2013 a stock price of $2.45, exercise price of $2.34, expected term of 4.18 years, volatility of 76.16%, and a bond equivalent yield discount rate of 0.66%. Dr. West received 99,140 options during 2013 from LifeMap Sciences, Inc. which were valued using the following variables: a stock price and exercise price of $1.75, expected term of 7 years, volatility of 1.0%, and a bond equivalent yield discount rate of 2.04%. Dr. West received 833 options during 2014 from LifeMap Solutions, Inc. which were valued using the following variables: a stock price and exercise price of $500, expected term of 4.52 years, volatility of 73.97%, and a bond equivalent yield discount rate of 1.68%. Dr. West received 125,000 options during 2015 from OncoCyte which were valued using the following variables: a stock price and exercise price of $2.20, expected term of 6.08 years, volatility of 74.86%, and a bond equivalent yield discount rate of 1.6%.

(5)	Dr. West received other compensation that included $25,000 in 2015, 2014 and in 2013 as a director of LifeMap Sciences, Inc. and employer contributions of $13,250, $13,000 and $12,750 to his 401(k) plan during 2015, 2014, and 2013, respectively. Mr. Peabody received other compensation that included $4,750 in 2015 as a director of Asterias following his resignation as Chief Financial Officer of Asterias on November 9, 2015 and of BioTime on November 18, 2015.

(6)	Mr. Mohanty was appointed as BioTime’s Chief Operating Officer effective December 29, 2014. On October 19, 2015 he was appointed to serve as Co-Chief Executive Officer.

(7)	In 2014 Mr. Mohanty received 675,000 BioTime options which were valued using the following variables: a stock price of $3.71, exercise price of $3.78, expected term of 5.52 years, volatility of 68.54%, and a bond equivalent yield discount rate of 1.72%.

(8)	Mr. Peabody served as our Senior Vice President and Chief Financial Officer during 2013, 2014 and until November 18, 2015 when he resigned and became Chief Financial Officer of our subsidiary LifeMap Solutions, Inc. Mr. Peabody received severance compensation of $221,520 in connection with the termination of his employment by BioTime. Mr. Peabody received salary payments of $29,487 from LifeMap Solutions in 2015.

(9)	Mr. Peabody received 100,000 options during 2015, 2014 and 2013 from BioTime which were valued using the following variables: for 2015 a stock price and exercise price of $3.47, expected term of 9.65 years, volatility of 96.13%, and a bond equivalent yield discount rate of 2.27%; for 2014 a stock price and exercise price of $3.51, expected term of 4.48 years, volatility of 68.03%, and a bond equivalent yield discount rate of 1.32%; and for 2013 a stock price and exercise price of $4.22, expected term of 7 years, volatility of 97.79%, and a bond equivalent yield discount rate of 1.38%. Mr. Peabody received from Asterias 50,000 options during 2015 and 125,000 options during 2013 which were valued using the following variables: for 2015 a stock price of $5.16, exercise price of $3.90, expected term of 9.27 years, volatility of 85.36%, and a bond equivalent yield discount rate of 2.24%; for vested options granted in 2013 a stock price of $2.41, exercise price of $2.34, expected term of 4.52 years, volatility of 71.61%, and a bond equivalent yield discount rate of 1.48%; and for unvested options granted in 2013 a stock price of $5.16, exercise price of $2.34, expected term of 4.62 years, volatility of 76.68%, and a bond equivalent yield discount rate of 1.75%. Mr. Peabody received from LifeMap Sciences, Inc. 49,750 options during 2013 which were valued using the following variables: a stock price and exercise price of $1.75, expected term of 7 years, volatility of 1.0%, and a bond equivalent yield discount rate of 2.04%. Mr. Peabody received 167 options during 2014 from LifeMap Solutions, Inc. which were valued using following variables: a stock price and exercise price of $500, expected term of 4.52 years, volatility of 73.97%, and a bond equivalent yield discount rate of 1.68%. Mr. Peabody received from OncoCyte 75,000 options during 2015 which were valued using the following variables: a stock price of $3.20, exercise price of $2.20, expected term of 9.18 years, volatility of 80.34%, and a bond equivalent yield discount rate of 2.16%.

Under the Employment Termination Agreement with Mr. Peabody, BioTime agreed to the following modifications of the terms of the options granted to Mr. Peabody by BioTime and certain subsidiaries: fifty percent (50%) of the then unvested options granted by BioTime vested on November 18, 2015, and the balance of the unvested stock options granted by BioTime will continue to vest on a monthly basis during the term of his employment by LifeMap Solutions or the term of his Consulting Agreement with BioTime, and the balance remaining unvested on the anniversary date of the Employment Termination Agreement shall then vest if Mr. Peabody has completed one full year of employment by LifeMap Solutions or has provided consulting services under the Consulting Agreement through that date. BioTime’s subsidiaries Asterias and OncoCyte agreed to allow options granted to Mr. Peabody under the subsidiary option plan to continue to vest notwithstanding the termination of his employment by BioTime and such subsidiaries.

(10)	Mr. Skibsted was appointed as BioTime’s Chief Financial Officer during November 2015. Under his employment agreement, Mr. Skibsted was awarded 450,000 options which were valued using the following variables: a stock price and exercise price of $3.36, expected term of 6.08 years, volatility of 64.33%, and a bond equivalent yield discount rate of 1.75%.

(11)	Mr. Lichtinger became President and Chief Executive Officer of Asterias during June 2014 and the compensation shown in this table was paid by Asterias. Mr. Lichtinger’s employment by Asterias terminated during February 2016.

(12)	Mr. Lichtinger received from Asterias 200,000 options during 2015 and 1,000,000 options during 2014 which were valued using the following variables: for 2015 a stock price of $3.85, exercise price of $3.90, expected term of 6.08 years, volatility of 78.38%, and a bond equivalent yield discount rate of 1.685%; for 2014 a stock price and exercise price of $2.34, expected term of 4.52 years, volatility of 76.96%, and a bond equivalent yield discount rate of 1.69%. The 200,000 options were subject to time-based vesting whereby one quarter of the options were scheduled to vest upon completion of 12 full months of continuous employment by Asterias measured from the grant date, and the balance of the options would vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by Asterias. The 1,000,000 options were subject to time-based vesting in equal monthly installments over a four-year period beginning on the one month anniversary from the date of the grant, provided that Mr. Lichtinger remained employed with Asterias through the vesting dates. In connection with the termination of Mr. Lichtinger’s employment during February 2016, half of the unvested options granted to Mr. Lichtinger vested and the balance were cancelled.

(13)	Mr. Lichtinger received 17,949 RSUs in 2015. The RSUs and options were granted under Asterias’ 2013 Equity Incentive Plan. The RSUs were subject to time-based vesting in four equal quarterly payments beginning on June 30, 2015 but must be reported here at the aggregate grant date fair value, as if the RSUs were fully vested and exercisable at the date of grant. Each RSU represents a contingent right to receive one share of Asterias common stock. All 5,983 unvested RSUs granted to Mr. Lichtinger vested following the termination Mr. Lichtinger’s employment during February 2016.

(14)	Mr. Lichtinger received 200,000 shares of restricted stock from Asterias during 2014 which were granted at a price of $2.34 per share and were subject to restrictions on transfer and to forfeiture until the shares vested. The restricted stock vested in 12 equal monthly installments and became fully vested in June 2015.

Grants of Plan-Based Awards

The following table sets forth information regarding stock options granted by BioTime under the Equity Incentive Plan, and options and RSUs granted by our subsidiaries under their stock option plans (as footnoted below) to our Named Executive Officers during the year ended December 31, 2015.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)		Exercise or Base Price of Option Awards ($/share)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(3)
Michael D. West	07/10/15	200,000	(4)	$3.51	-		$420,565
	01/09/15	125,000	(5)	$2.20	-		$181,780
	02/13/15	20,000	(6)	$3.90	-		$52,426
	02/13/15	-		$3.90	3,845	(7)	$14,995	(7)

Aditya Mohanty	-	-		-	-		$-

Robert W. Peabody(8)	07/10/15	100,000	(4)	$3.51	-		$304,661
	01/09/15	75,000	(5)	$2.20	-		$200,175
	02/13/15	50,000	(6)	$3.90	-		$219,200
	02/13/15	-		$3.90	3,845	(7)	$14,995	(7)

Russell L. Skibsted	11/16/15	450,000	(9)	$3.36	-		$899,316

Pedro Lichtinger	02/13/15	200,000	(6)	$3.90	-		$452,200
	02/13/15	-		$2.34	23,932	(10)	$93,331

(1)	All of the stock options have ten-year terms. Except as otherwise noted, the options will vest upon completion of 12 full months of continuous employment measured from the date of grant, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment.

(2)	Fair market values of subsidiary stock were determined by the respective boards of directors of the subsidiaries based on independent valuations or other factors.

(3)	The options must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant even though the options are subject to vesting over time. We use the Black-Scholes-Merton Pricing Model to compute option fair values.

(4)	Options granted under BioTime’s Equity Incentive Plan. The variables used to compute the option values were: stock price and exercise price of $3.51 expected term of 6.088 years, volatility of 64.69%, and a bond equivalent yield discount rate of 1.90%.

(5)	Options granted under OncoCyte’s Employee Stock Option Plan. For Dr. West, the variables used to compute the option values were: stock price and exercise price of $2.20, expected term of 6.08 years, volatility of 74.86%, and a bond equivalent yield discount rate of 1.6%. For Mr. Peabody, the variables used to compute the option values were: stock price of $3.20, exercise price of $2.20, expected term of 9.15 years, volatility of 80.34%, and a bond equivalent yield discount rate of 2.16%.

(6)	Options granted under Asterias’ Equity Incentive Plan. For Dr. West and Mr. Lichtinger, the variables used to compute the option values were: stock price of $3.85, exercise price of $3.90, expected term of 6.08 years, volatility of 78.38%, and a bond equivalent yield discount rate of 1.685%. For Mr. Peabody, the variables used to compute the option values were: stock price of $5.16, exercise price of $3.90, expected term of 9.27 years, volatility of 85.36%, and a bond equivalent yield discount rate of 2.24%.

(7)	RSUs granted under Asterias’ Equity Incentive Plan of which 2,884 vested in 2015. The RSUs were subject to time-based vesting in four equal quarterly payments beginning on June 30, 2015 but must be reported here at the aggregate grant date fair value, as if the RSUs were fully vested and exercisable at the date of grant. Each RSU represents a contingent right to receive one share of Asterias common stock.

(8)	Under the Employment Termination Agreement, BioTime agreed to the following modifications of the terms of the options granted to Mr. Peabody by BioTime and certain subsidiaries: fifty percent (50%) of the then unvested shares subject to all outstanding stock options granted by BioTime vested on November 18, 2015. The unvested stock options granted to Mr. Peabody by BioTime shall continue to vest on a monthly basis during the term of his employment by LifeMap Solutions or the term of his Consulting Agreement, and the balance remaining unvested on the anniversary date of the Employment Termination Agreement shall then vest if Mr. Peabody has completed one full year of employment by LifeMap Solutions or has provided consulting services under a Consulting Agreement through such date. Asterias and OncoCyte have agreed to allow any options that they have granted to Mr. Peabody to continue to vest notwithstanding the termination of his employment by such subsidiary or BioTime.

(9)	The options were granted under the BioTime’s Equity Incentive Plan. The variables used to compute the option values were: stock price and exercise price of $3.36, expected term of 6.08 years, volatility of 64.33%, and a bond equivalent yield discount rate of 1.75%.

(10)	Mr. Lichtinger received 23,932 RSUs of which 17,949 vested in 2015. The RSUs were granted under Asterias’ Equity Incentive Plan. The RSUs were subject to time-based vesting in four equal quarterly payments beginning on June 30, 2015 but must be reported here at the aggregate grant date fair value, as if the RSUs were fully vested and exercisable at the date of grant. Each RSU represents a contingent right to receive one share of Asterias common stock. All 5,983 unvested RSUs granted to Mr. Lichtinger vested following the termination of his employment during February 2016.

Stock Options Outstanding at Year End

The following table summarizes certain information concerning BioTime stock options and options to purchase common stock or ordinary shares in certain BioTime subsidiaries granted under the subsidiary stock option plans (as footnoted below), and held as of December 31, 2015 by our Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

BioTime and Subsidiary Option and Stock Awards

Name	Stock Option Plan Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested		Market Value of Shares or Units of Stock that have Not Vested

Michael D. West	BioTime Equity Incentive Plan	-	200,000	(1)	$3.51	July 9, 2025	-		-
		87,500	112,500	(2)	$3.51	March 19, 2021	-		-
		149,999	50,001	(3)	$4.22	February 19, 2020	-		-

	Asterias Biotherapeutics, Inc. Equity Incentive Plan	-	20,000	(4)	$3.90	February 12, 2025	-		-
		68,750	31,250	(5)	$2.34	March 9, 2020	-		-
		-	-		-	-	961	(6)	$3,777

	BioTime Asia, Limited 2011 Stock Option Plan	200	-		$0.01	December 28, 2020	-		-

	LifeMap Sciences, Inc. 2011 Stock Option Plan	61,372	37,768	(7)	$1.75	September 30, 2020	-		-
		44,642	-		$0.50	March 28, 2018	-		-

	LifeMap Solutions, Inc. Equity Incentive Plan	329	504	(8)	$500.00	May 3, 2021	-		-

	OncoCyte Corporation 2011 Stock Option Plan	-	125,000	(9)	$2.20	January 8, 2025	-		-
		250,000	-		$1.34	December 28, 2020	-		-

	OrthoCyte Corporation 2010 Stock Option Plan	500,000	-		$0.05	December 28, 2020	-		-

	ReCyte Therapeutics, Inc. 2011 Stock Option Plan	500,000	-		$2.05	December 28, 2020	-		-

Aditya Mohanty	BioTime Equity Incentive Plan	168,750		506,250	(10)	$3.78	December 28, 2024	-		-

Robert W. Peabody	BioTime Equity Incentive Plan	52,083		47,917	(11)	$3.51	July 9, 2025	-		-
		73,958		26,042	(11)	$3.51	March 19, 2021	-		-
		88,541		11,459	(11)	$4.22	February 19, 2020	-		-

	Asterias Biotherapeutics, Inc. Equity Incentive Plan	-		50,000	(11)	$3.90	February 12, 2025	-		-
		78,125		46,875	(11)	$2.34	June 23, 2020	-		-
		-		-		-	-	961	(12)	$3,777

	BioTime Asia, Limited 2011 Stock Option Plan	100		-		$0.01	December 28, 2020	-		-

	LifeMap Sciences, Inc. 2011 Stock Option Plan	30,797		18,953	(13)	$1.75	September 30, 2020	-		-
		22,321	(8)	-		$0.50	March 28, 2018	-		-

	LifeMap Solutions, Inc. Equity Incentive Plan	66		101	(14)	$500.00	May 3, 2021	-		-

	OncoCyte Corporation 2011 Stock Option Plan	-		75,000	(11)(15)	$2.20	January 8, 2025	-		-
		125,000		-		$1.34	December 28, 2020	-		-

	OrthoCyte Corporation 2010 Stock Option Plan	250,000		-		$0.05	December 28, 2020	-		-

	ReCyte Therapeutics, Inc. 2011 Stock Option Plan	250,000		-		$2.05	December 28, 2020	-		-

Russell L. Skibsted	BioTime Equity Incentive Plan	-		450,000	(16)	$3.36	November 15, 2025	-		-

Pedro Lichtinger	Asterias Biotherapeutics, Inc. Equity Incentive Plan	-		200,000	(17)	$3.90	February 12, 2025	-		-
		437,500		562,500	(18)	$2.34	June 8, 2021	-		-
		-		-		-	-	5,983	(19)	$23,513	(19)

(1)	One quarter of the options will vest upon completion of 12 full months of continuous employment by BioTime or Dr. West remaining a director of BioTime, measured from the date of grant, July 10, 2015, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by BioTime, or Dr. West remaining a director of BioTime.

(2)	These options become exercisable in 48 equal monthly installments from the date of grant, March 20, 2014, provided that Dr. West remains an employee or director of BioTime.

(3)	These options become exercisable in 48 equal monthly installments from the date of grant, February 20, 2013, provided that Dr. West remains an employee or director of BioTime.

(4)
One quarter of the options will vest upon completion of 12 full months of continuous service as an employee or director of BioTime or Asterias, measured from the date of grant, July 10, 2015, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of BioTime or Asterias.

(5)	These options become exercisable in 48 equal monthly installments from the date of grant, March 10, 2013, provided that Dr. West remains an employee or director of Asterias or BioTime.

(6)	The RSUs were granted under the Asterias Equity Incentive Plan at $3.90 per share and are subject to restrictions on transfer and to forfeiture until the shares vest. Each RSU represents a contingent right to receive one share of Asterias common stock. The RSUs are subject to time-based vesting in four equal quarterly payments beginning on June 30, 2015 provided that Dr. West remains an employee or director of Asterias or BioTime.

(7)	These options become exercisable in 42 equal monthly installments from the date of grant, October 1 2013, provided that Dr. West remains an employee or director of LifeMap Sciences, Inc. or BioTime.

(8)	These options become exercisable in 42 equal monthly installments from the date of grant, March 29, 2011, provided that Dr. West remains an employee or director of LifeMap Sciences, Inc., LifeMap Solutions, Inc. or BioTime.

(9)	These options to Dr. West become exercisable over a period of 48 months from the date of grant, January 9, 2015.

(10)	These options become exercisable in 48 equal monthly installments from the date of grant, December 29, 2014, provided that Mr. Mohanty remains an employee.

(11)	Mr. Peabody served as our Senior Vice President and Chief Financial Officer until he resigned in November 2015to become Chief Financial Officer of our subsidiary LifeMap Solutions. Under the Employment Termination Agreement, BioTime agreed to the following modifications of the terms of the options granted to Mr. Peabody by BioTime and certain subsidiaries: fifty percent (50%) of the then unvested shares subject to all outstanding stock options granted by BioTime vested on November 18, 2015. The unvested stock options granted to Mr. Peabody by BioTime shall continue to vest on a monthly basis during the term of his employment by LifeMap Solutions, Inc. or the term of his Consulting Agreement, and the balance remaining unvested on the anniversary date of the Employment Termination Agreement shall then vest if Mr. Peabody has completed one full year of employment by LifeMap Solutions or has provided consulting services under a Consulting Agreement through such date. Asterias and OncoCyte have agreed to allow any options that they have been granted to Mr. Peabody to continue to vest notwithstanding the termination of his employment by such subsidiary or BioTime.

(12)	The RSUs were granted under the Asterias Equity Incentive Plan at $3.90 per share and are subject to restrictions on transfer and to forfeiture until the shares vest. Each RSU represents a contingent right to receive one share of Asterias common stock. The RSUs are subject to time-based vesting in four equal quarterly payments beginning on June 30, 2015.

(13)	These options to Mr. Peabody become exercisable in 42 equal monthly installments from the date of grant, October 1, 2013, provided that Mr. Peabody remains an employee or director of LifeMap Sciences, Inc. or BioTime.

(14)	These options to Mr. Peabody become exercisable in 48 equal monthly installments from the date of grant, May 4, 2014 provided that Mr. Peabody remains an employee or director of LifeMap Sciences, Inc. or BioTime.

(15)	These options to Mr. Peabody become exercisable in 48 equal monthly installments from the date of grant, January 9, 2015.

(16)	One quarter of the options will become exercisable upon completion of 12 full months of continuous employment of Mr. Skibsted by BioTime measured from the date of grant, November 16, 2015, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment of Mr. Skibsted.

(17)	One quarter of the options vested upon completion of 12 full months of continuous employment of Mr. Lichtinger by Asterias measured from the date of grant, February 13, 2013, and the balance of the options were scheduled to vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by Asterias. As a result of the termination of Mr. Lichtinger’s employment during February 2016 50% of his unvested stock options vested and the balance of his unvested options were forfeited.

(18)	These options were scheduled to become exercisable in 48 equal monthly installments from the date of grant, June 9, 2014, provided that Mr. Lichtinger remains an employee of Asterias. As a result of the termination of Mr. Lichtinger’s employment during February 2016 50% of his unvested stock options vested and the balance of his unvested options were forfeited..

(19)	The RSUs were granted under the Asterias Equity Incentive Plan at $3.90 per share and were subject to restrictions on transfer and to forfeiture until the shares vested. Each RSU represents a contingent right to receive one share of Asterias common stock. The RSUs were subject to time-based vesting in four equal quarterly payments beginning on June 30, 2015 provided that Mr. Lichtinger remained an employee of Asterias. As a result of the termination of Mr. Lichtinger’s employment during February 2016 all of his unvested RSUs vested.

Options Exercised and Stock Based Awards Vested

The following table presents certain information concerning the exercise of stock options and vesting of restricted stock or RSUs by our Named Executive Officers during the fiscal year ended December 31, 2015.

OPTION EXERCISES AND STOCK VESTED

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting(#)	Value realized on vesting ($)(1)
Michael D. West	-	-	2,884	$673
Robert W. Peabody	-	-	2,884	$673
Pedro Lichtinger	-	-	117,947	$446,333

(1)	Represents the number of vested RSUs multiplied by the market value of the underlying common stock on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

As discussed above, the terms of their employment agreements of our Named Executive Officers entitle them to receive severance payments upon termination of their employment without “cause” or following a “Change of Control” of BioTime, or in the case of Mr. Lichtinger, without “cause” or for “good reason” following a change of control of Asterias. The table below summarizes the potential severance payments under the individual employment agreements for those executive officers if a termination without “cause” or a Change of Control event occurred on December 31, 2015.

Officer and Position	Benefit	Before Change in Control Termination w/o Cause (1)	After Change of Control Termination w/o Cause
Michael D. West, Co-Chief Executive Officer	Cash Payment(1)	$340,158	$680,315
	Option Vesting(2)	370,456	740,913

Aditya Mohanty, Co-Chief Executive Officer	Cash Payment(1)	$250,000	$153,472
	Option Vesting(2)	81,000	162,000

Russell L. Skibsted, Chief Financial Officer	Cash Payment(1)	$180,000	$180,000
	Option Vesting(2)	333,000	333,000

Pedro Lichtinger, Former President and Chief Executive Officer of Asterias	Cash Payment(1)	$203,500	$407,000
	Option and RSU Vesting(2)	499,875	999,750

(1)	Amounts represent lump sum severance payments that could be paid to the executive officer under such executive's employment agreement as of December 31, 2015.

(2)	The total estimated net fair value of all unvested options and RSUs represents the closing price of the shares on the NYSE MKT on December 31, 2015, less, in the case of options, the exercise price of options multiplied by the number of unvested options.

Other Compensation Plans

We do not have any pension plans, defined benefit plans, or non-qualified deferred compensation plans. We do make contributions to 401(k) plans for participating executive officers and other employees.

Consideration of Shareholder Advisory Vote on Executive Compensation.

The results of our advisory vote on executive compensation at our 2015 Annual Meeting of Shareholders showed that more than 89% of the shares that voted approved the compensation we provided to our “Named Executive Officers” during 2014. Our Compensation Committee is pleased that our shareholders have express satisfaction with the Committee’s compensation decisions. Two new policies were implemented by the Compensation Committee during 2014 and were continued during 2015. The Compensation Committee supported the recommendation of management to establish an annual raise guideline of 3% as recommended by the compensation consultant retained by the Compensation Committee. There was a pool of money based upon 3% of the current annual wages, distributed among BioTime employees based upon annual performance assessments. The actual percentage raise to each executive or other employee differed based upon their individual performance with the total increase awarded to all employees being no more than the 3% pool amount. Also, the Compensation Committee recommended that BioTime’s compensation philosophy should put company total cash compensation in the 50th percentile of the comparator peer group companies reflected in data considered by the Committee. To achieve this goal, the Compensation Committee recommended that bonuses be increased over a period of three years and that bonuses be awarded in lieu of merit increases to base salaries during that period. External data indicates that although base salaries are aligned with the comparator peer group, bonuses paid by BioTime have been significantly below the comparator peer group. By allocating the bonuses over a period of three years, the financial impact of the adjustment will be aligned with the stage of development of the company and its financial situation.

Risk Considerations and Recoupment Policies

The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. Our executive compensation arrangements include a fixed salary that provides a steady income so that executives do not feel pressured to focus exclusively on stock price performance or short term financial targets to the detriment of our long-term operational and strategic objectives. We supplement fixed salaries with discretionary bonus awards based on the executive’s performance as well as the performance of BioTime and its subsidiaries, and, under the employment agreement of one of our Named Executives, bonus awards based on BioTime’s receipt of research grant funding. The stock options that we have granted to our executive officers under the Equity Incentive Plan vest over four years, assuring that the executives take a long-term perspective in viewing their equity ownership.

Because BioTime has not adopted compensation plans, or made incentive awards, based on quantified financial performance measures, we have not adopted specific policies regarding the adjustment or recovery of awards or payments if the relevant performance measures are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. We may adopt such policies, however, if we adopt incentive compensation plans or grant incentive bonuses based on financial performance measures or if we are required to do by the rules of any national securities exchange or interdealer quotation system on which our common shares or other equity securities are listed.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that a company can deduct in any one year for compensation paid to its chief executive officer and the three most highly-compensated executive officers employed by the company at the end of the year, other than the company's chief financial officer. The $1 million deduction limit does not apply to compensation that is performance-based and provided under a shareholder-approved plan. The Compensation Committee has never awarded cash compensation, in the form of salary and bonuses, in excess of the $1 million limit. BioTime’s stock option awards are designed to qualify for tax deductibility. Notwithstanding the foregoing, we may elect to pay compensation to executive officers that may not be fully deductible if we believe that is necessary to attract, retain and reward high-performing executives.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of April 4, 2016 concerning beneficial ownership of common shares by each shareholder known by us to be the beneficial owner of 5% or more of our common shares. Information concerning certain beneficial owners of more than 5% of the common shares is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13G.

Security Ownership of Certain Beneficial Owners

	Number of Shares	Percent of Total
Neal C. Bradsher(1)	22,372,304	24.7%
Broadwood Partners, L.P.
Broadwood Capital, Inc.
724 Fifth Avenue, 9th Floor
New York, NY 10019

Alfred D. Kingsley(2)	7,695,511	8.5%
Greenbelt Corp.
Greenway Partners, L.P.
150 E. 57th Street
New York, NY 10022

George Karfunkel	4,997,217	5.5%
126 East 56th St.
New York, NY 10022

(1)	Includes 22,164,396 shares owned by Broadwood Partners, L.P., 50,000 shares that Broadwood Partners, L.P. may acquire from another shareholder upon the exercise of an option, 62,908 shares owned by Neal C. Bradsher, and 95,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Broadwood Partners, L.P. also beneficially owns 1,641,025 shares of Asterias common stock, which constitute approximately 4.3% of the outstanding Asterias shares, and 1,096,364 shares of OncoCyte common stock, including 3,145 shares owned by Mr. Bradsher, which constitute approximately 4.3% of the outstanding OncoCyte shares, as of the date of the information presented in the foregoing table. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

(2)	Includes 1,451,105 shares presently owned by Greenbelt Corp, 375,351 shares owned by Greenway Partners, L.P., 5,631,555 shares owned solely by Alfred D. Kingsley, and 237,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 12,500 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley controls Greenbelt Corp. and Greenway Partners, L.P. and may be deemed to beneficially own the shares that Greenbelt Corp. and Greenway Partners, L.P. own. Mr. Kingsley beneficially owns 11.7% of the outstanding shares of common stock of BioTime's subsidiary LifeMap Sciences Inc., including 523,810 shares owned by Mr. Kingsley and 1,047,620 shares owned by Greenway Partners, L.P., and 98,321 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 23,750 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley beneficially owns 2.12% of the outstanding shares of common stock of BioTime's subsidiary OncoCyte, including 391,015 shares owned by Mr. Kingsley and 150,000 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 50,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley beneficially owns 3.8% of the outstanding shares of common stock of BioTime's subsidiary LifeMap Solutions, including 434 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 399 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days; 2.6% of the outstanding shares of common stock of BioTime's subsidiary BioTime Asia, including 100 shares that may be acquired upon the exercise of certain stock options that are presently exercisable; and 1.2% of the outstanding shares of common stock of BioTime's subsidiary OrthoCyte Corporation, including 250,000 shares that may be acquired upon the exercise of certain stock options that are presently exercisable, in each case as of the date of the information presented in the foregoing table. Mr. Kingsley also holds options to purchase shares of common stock of certain other subsidiaries, which if exercised, would constitute less than 1% of the outstanding shares of each subsidiary.

Security Ownership of Management

The following table sets forth information as of April 4, 2016 concerning beneficial ownership of common shares known by us by each member of the Board of Directors, all Named Executive Officers, and all executive officers and directors as a group.

	Number of Shares	Percent of Total
Neal C. Bradsher(1)	22,372,304	24.7%

Alfred D. Kingsley(2)	7,695,511	8.5%

Michael D. West(3)	1,221,820	1.3%

Judith Segall(4)	679,603	*

Aditya P. Mohanty (5)	239,063	*

Stephen C. Farrell(6)	172,450	*

Deborah Andrews (7)	57,000	*

David Schlachet(7)	87,050	*

Michael H. Mulroy(8)	67,550	*

Angus C. Russell(8)	102,500	*

Russell L. Skibsted(9)	-	*

Robert W. Peabody(10)	558,535	*

Pedro Lichtinger(11)	191,250	*

All executive officers and directors as a group (13 persons)(12)	33,444,636	36.3%

*	Less than 1%

(1)	Includes 22,164,396 shares owned by Broadwood Partners, L.P., 50,000 shares that Broadwood Partners, L.P. may acquire from another shareholder upon the exercise of an option, 62,908 shares owned by Neal C. Bradsher, and 95,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Broadwood Partners, L.P. also beneficially owns 1,641,025 shares of Asterias common stock, which constitute approximately 4.3% of the outstanding Asterias shares, and 1,096,364 shares of OncoCyte common stock, including 3,145 shares owned by Mr. Bradsher, which constitute approximately 4.3% of the outstanding OncoCyte shares, as of the date of the information presented in the foregoing table. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

(2)	Includes 1,451,105 shares presently owned by Greenbelt Corp, 375,351 shares owned by Greenway Partners, L.P., 5,631,555 shares owned solely by Alfred D. Kingsley, and 237,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 12,500 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley controls Greenbelt Corp. and Greenway Partners, L.P. and may be deemed to beneficially own the shares that Greenbelt Corp. and Greenway Partners, L.P. own. Mr. Kingsley beneficially owns 11.7% of the outstanding shares of common stock of BioTime's subsidiary LifeMap Sciences Inc., including 523,810 shares owned by Mr. Kingsley and 1,047,620 shares owned by Greenway Partners, L.P., and 98,321 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 23,750 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley beneficially owns 2.12% of the outstanding shares of common stock of BioTime’s subsidiary OncoCyte, including 391,015 shares owned by Mr. Kingsley and 150,000 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 50,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley beneficially owns 3.8% of the outstanding shares of common stock of BioTime's subsidiary LifeMap Solutions, including 434 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 399 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days; 2.6% of the outstanding shares of common stock of BioTime's subsidiary BioTime Asia, including 100 shares that may be acquired upon the exercise of certain stock options that are presently exercisable; and 1.2% of the outstanding shares of common stock of BioTime's subsidiary OrthoCyte Corporation, including 250,000 shares that may be acquired upon the exercise of certain stock options that are presently exercisable, in each case as of the date of the information presented in the foregoing table. Mr. Kingsley also holds options to purchase shares of common stock of certain other subsidiaries, which if exercised, would constitute less than 1% of the outstanding shares of each subsidiary.

(3)	Includes 345,833 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 254,167 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Dr. West beneficially owns 2.19% of the outstanding shares of OncoCyte including 43,799 shares owned by Dr. West, 291,667 shares that Dr. West may acquire and 233,333 shares that his wife Dr. Karen Chapman may acquire upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 83,333 shares that may be acquired by Dr. West and 66,667 shares that may be acquired by Dr. Chapman upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Dr. West currently has options to purchase common shares or ordinary shares of certain other BioTime subsidiaries, which are presently exercisable or may become exercisable within 60 days, and if exercised would entitle Dr. West to acquire: 3.8% of the outstanding shares of common stock of BioTime’s subsidiary LifeMap Solutions; 2.6% of the outstanding shares of BioTime Asia; 2.3% of the outstanding shares of OrthoCyte Corporation; 1.9% of the outstanding shares of ReCyte Therapeutics, Inc., and less than 1% of the outstanding shares of Asterias.

(4)	Includes 86,458 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 88,542 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Ms. Segall also holds options to purchase 30,000 shares of common stock of Asterias, 29,657 shares of OncoCyte common stock and options to purchase 5,000 shares of common stock of OncoCyte, in each case constituting less than 1% of the outstanding shares of those subsidiaries

(5)	Includes 239,063 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 435,937 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(6)	Includes 75,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days

(7)	Includes 55,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(8)	Includes 35,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(9)	Excludes 650,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(10)	Includes 315,777 shares presently owned by Mr. Peabody, 50 shares that may be acquired upon the exercise of certain warrants, and 242,758 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 57,292 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Peabody currently has options to purchase common shares or ordinary shares of certain other BioTime subsidiaries, which are presently exercisable or may become exercisable within 60 days, and if exercised would entitle Mr. Peabody to acquire: 2.6% of the outstanding shares of BioTime Asia; 1.2% of the outstanding shares of OrthoCyte Corporation; and less than 1% of the outstanding shares of the other subsidiaries, in each case as of the date of the information presented in the foregoing table.

(11)
Includes 126,250 shares presently owned by Mr. Lichtinger based upon Mr. Lichtinger's Form 4 filed July 3, 2014, and 65,000 shares that may be acquired upon the exercise of certain options that are presently exercisable. Mr. Lichtinger also beneficially owns 1,367,521 shares of Asterias common stock, of which 833,333 may be acquired through exercise of stock options and 5,983 may be acquired through the settlement of RSUs, representing 3.5% of the outstanding shares of Asterias common stock.

(12)	Includes 50,000 shares that may be acquired upon the exercise of certain private options, 50 shares that may be acquired upon the exercise of certain warrants and 1,616,612 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 1,328,438 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and will not become exercisable within 60 days.

Certain Relationships and Related Transactions

Since July 1 2009, Alfred D. Kingsley has made available to us the use of approximately 900 square feet of office space in New York City. We pay the office building owner $5,050 per month for the use of the space.

On February 4, 2015, Asterias entered into subscription agreements with Broadwood Partners, L.P., British & American Investment Trust PLC, and Pedro Lichtinger for the sale of an aggregate of 1,025,640 shares of Asterias common stock at a price of $3.90 per share, for an aggregate purchase price of $3,999,996, in a private placement. Broadwood Partners, L.P. purchased 641,025 shares, British & American Investment Trust PLC purchased 256,410 shares, and Pedro Lichtinger purchased 128,205 shares in the private placement. The $3.90 price per share was the same price at which Asterias sold 384,615 shares of its common stock to unaffiliated investors in an underwritten registered public offering that closed at approximately the same time as the sale of the shares in the private placement. British & American Investment Trust PLC is an affiliate of a beneficial holder of more than 5% of the shares of Asterias common stock.

On May 8, 2015, OncoCyte sold 1,500,000 shares of its common stock for $3,300,000 in cash to two of its shareholders (the “Investors”) for $2.20 per share, including 500,000 purchased by George Karfunkel and 1,000,000 shares purchased by his son Bernard Karfunkel. George Karfunkel beneficially owns more than 5% of the outstanding BioTime common shares. BioTime purchased 1,500,000 shares of OncoCyte common stock in exchange for the cancelation of $3,300,000 of indebtedness owed to BioTime by OncoCyte, and OncoCyte delivered to BioTime a convertible promissory note (the “OncoCyte Note”) for an additional $3,300,000 of OncoCyte’s indebtedness to BioTime. The principal amount of the OncoCyte Note plus interest accrued was converted into OncoCyte common stock during November 2015 at a conversion price of $2.20 per share.

During June 2015, OncoCyte entered into an Agreement with the Investors under which the Investors agreed that if on or before June 30, 2016 OncoCyte conducts another rights offering to its shareholders at a pre-offer valuation of at least $40,000,000, they will purchase shares in that offering with an aggregate purchase price equal to the lesser of (a) a percentage of total amount of capital which OncoCyte then seeks to raise in the rights offer and in any concurrent offering to third parties equal to the Investor’s aggregate pro rata share of the outstanding OncoCyte common stock on the record date for the rights offering, determined on a fully diluted basis, and (b) $3,000,000.00, or such lesser amount requested by OncoCyte. The Investors also agreed that, for a period of one year from the date of the Agreement, neither of them shall invest or engage, directly or indirectly, whether as a partner, equity holder, lender, principal, agent, affiliate, consultant or otherwise, in any business anywhere in the world that develops products for the diagnosis and treatment of cancer or otherwise competes with OncoCyte in any way; provided, however, that the passive ownership of less than 5% of the outstanding stock of any publicly-traded corporation will not be deemed, solely by reason thereof, to be in violation of that agreement.

OncoCyte agreed that if shares of OncoCyte common stock were not publicly traded on any stock exchange or over-the-counter market by January 15, 2016, OncoCyte would issue to the Investors warrants, expiring on December 31, 2016, to purchase, in the aggregate, 3,000,000 shares of OncoCyte common stock at an exercise price of $0.01 per share. Because OncoCyte common stock began trading on the NYSE MKT on December 30, 2015, OncoCyte’s contingent obligation to issue the warrants to the Investors lapsed.

On September 14, 2015, we entered into Stock Purchase Agreements with selected investors, including Broadwood Partners, L.P. (“Broadwood”), for a registered direct offering of 2,607,401 of our common shares, no par value, at an offering price of $3.29 per share, for an aggregate purchase price of $8,578,349. Broadwood purchased 2,431,611 of the shares sold. The price per share was the closing price of our common shares on the NYSE MKT on September 11, 2015, the last trading day before we and the investors entered into the Stock Purchase Agreements.

On October 2, 2015, we entered into a second Stock Purchase Agreement with Broadwood for a registered direct offering of 1,600,000 of our common shares, no par value, at an offering price of $3.19 per share, for an aggregate purchase price of $5,104,000. The price per share was the closing price of our common shares on the NYSE MKT on October 1, 2015, the last trading day before we and Broadwood entered into the Stock Purchase Agreement.

During December 2015, Alfred D. Kingsley agreed to purchase 1,405,203 shares of Ascendance Biotechnology, Inc. (“Ascendance”) common stock, representing 5.192% of the outstanding shares, for $350,480. The Ascendance shares sold to Mr. Kingsley were sold at the same price per share as the shares of Ascendance common stock sold to other investors for cash.

Related Person Transaction Policy

During April 2011, we adopted a Related Person Transaction Policy that applies to transactions exceeding $120,000 in which any of our officers, directors, beneficial owners of more than 5% of our common shares, or any member of their immediate family, has a direct or indirect material interest, determined in accordance with the policy (a “Related Person Transaction”). A Related Person Transaction must be reported to our outside legal counsel, our Chief Operating Officer, and our Chief Financial Officer, and will be subject to review and approval by our Audit Committee prior to effectiveness or consummation, to the extent practical. In addition, any Related Person Transaction that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that the transaction has been conducted in accordance with any previous approval and that all required disclosures regarding the transaction are made.

As appropriate for the circumstances, the Audit Committee will review and consider:

•	the interest of the officer, director, beneficial owner of more than 5% of our common shares, or any member of their immediate family (“Related Person”) in the Related Person Transaction;

•	the approximate dollar value of the amount involved in the Related Person Transaction;

•	the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the transaction to us; and

•	any other information regarding the Related Person Transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about a Related Person Transaction. The Audit Committee may approve or ratify the Related Person Transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not in conflict with, our best interests. The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the Related Person in connection with approval of the Related Person Transaction.

A copy of our Related Person Transaction Policy can be found on our website at www.biotimeinc.com.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of Exchange Act, requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other BioTime equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2015.

RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

The Board has selected OUM & Co., LLP (“OUM”) as our independent registered public accountants. The Board proposes and recommends that the shareholders ratify the selection of the firm of OUM to serve as our independent registered public accountants for the fiscal year ending December 31, 2016. Approval of the selection of OUM to serve as our independent registered public accountants requires the affirmative vote of a majority of the common shares present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of OUM to audit our consolidated financial statements.

We expect that a representative of OUM will be present at the Meeting, in person or by conference telephone, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of OUM as Our Independent Registered Public Accountants

OUM served as our independent registered public accountants and audited our annual financial statements for the fiscal years ended December 31, 2015 and 2014. Rothstein Kass served as our independent registered public accountants from February 2007 until June 30, 2014 and audited our annual financial statements for the fiscal year ended December 31, 2013 and December 31, 2012. However, on June 30, 2014, KPMG LLP acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates. As a result of this transaction, Rothstein Kass is no longer providing accounting and audit services and on June 30, 2014 Rothstein Kass resigned as our independent registered public accounting firm. Following their resignation, our Board of Directors approved the engagement of OUM as our new independent registered public accounting firm.

The audit reports of Rothstein Kass on BioTime’s financial statements for the years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and December 31, 2012, and through the subsequent interim period preceding Rothstein Kass’ resignation, there were no disagreements between us and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rothstein Kass would have caused them to make reference thereto in their reports on our financial statements for such years.

During the fiscal years ended December 31, 2013 and to December 31, 2012, and through the subsequent interim period preceding Rothstein Kass’ resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2013 and December 31, 2012, and through the subsequent interim period preceding OUM’s engagement, we did not consult with OUM on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on our financial statements, and OUM did not provide either a written report or oral advise to us that OUM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees, Audit Related Fees, Tax Fees and Other Fees

The following table sets forth the aggregate fees billed to us during the fiscal years ended December 31, 2015 and 2014 by OUM and Rothstein Kass:

	2015	2014

Audit Fees (1)	$342,055	$467,319
Audit Related Fees (2)	73,150	22,370
Tax Fees (3)	-	11,250
Total Fees	$415,205	$500,939

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of BioTime's consolidated annual financial statements included in our Annual Report on Form 10-K and review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. For the fiscal years ended December 31, 2015 and 2014, aggregate fees for professional services billed by OUM were $342,055 and $283,069, respectively, and by Rothstein Kass were $0.00 and $184,250, respectively.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of BioTime’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to non-routine SEC filings. For the fiscal years ended December 31, 2015 and 2014, aggregate fees for professional services billed by OUM were $59,650 and $5,370, respectively, and by Rothstein Kass were $13,500 and $17,000, respectively.

(3)	Tax Fees were billed for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions. For the fiscal years ended December 31, 2015 and 2014, fees for professional services billed by Rothstein Kass were none and $11,250, respectively, and none by OUM.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee requires pre-approval of all audit and non-audit services. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Audit Committee, except to the extent otherwise permitted by applicable SEC regulations. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. During 2015, 100% of the fees paid to OUM were approved by the Audit Committee.

AMENDMENT OF OUR ARTICLES OF INCORPORATION

We are asking our shareholders to approve an amendment (the “Amendment”) to our Articles of Incorporation that, if approved, will increase the authorized number of our common shares, no par value, to 150,000,000, from the currently authorized number of 125,000,000 common shares. We refer to this proposal as the Articles Amendment Proposal.

The operative provision of the proposed Amendment would read as follows:

“Article THREE of the Articles of Incorporation of the corporation is amended to read as follows:

THREE:  The corporation is authorized to issue two classes of shares, which shall be designated “Common Shares” and “Preferred Shares.” The number of Common Shares which the corporation is authorized to issue is 150,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 2,000,000. The Preferred Shares may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Shares as a class, or upon any wholly unissued series of Preferred Shares. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series.”

Vote Required; Effect of Abstentions and Broker Non-Votes

For the Articles Amendment Proposal to be approved in accordance with the requirements of California law, the affirmative vote of the holders of not less than a majority of our outstanding shares entitled to vote is required.

If you check the “abstain” box for the Articles Amendment Proposal on the proxy card, if you attend the Meeting without submitting a proxy and you abstain from voting on the Articles Amendment Proposal, or if your shares are subject to a broker non-vote, your shares will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether the Articles Amendment Proposal has received an affirmative vote sufficient for approval. Because the vote to approve the Articles Amendment Proposal requires the affirmative vote of a majority of our outstanding common shares, an abstention or broker non-vote on the Articles Amendment Proposal has the effect of a vote against the Articles Amendment Proposal.

Recommendation of Board of Directors

The Board of Directors Recommends A Vote “FOR”
Approval of the Articles Amendment Proposal

Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the Articles Amendment Proposal.

Reasons for the Articles Amendment Proposal

Our Articles of Incorporation currently authorize us to issue 125,000,000 common shares and 2,000,000 preferred shares. As of April 4, 2016, 94,894,140 common shares were issued and outstanding. We have reserved for future issuance (a) 9,394,862 common shares for issuance upon exercise of outstanding stock purchase warrants, (b) 5,453,979 common shares for issuance upon exercise of outstanding stock options, and (c) 4,898,879 common shares for future option grants and restricted stock awards under our 2012 Equity Incentive Plan. This leaves us with only 10,358,140 authorized but unissued common shares available for issuance. We have no preferred shares issued or outstanding and we are not proposing to increase the authorized number of preferred shares that we may issue.

Our Board of Directors believes that it is in our best interest that we increase the number of authorized common shares by an amount that would provide us with the flexibility to issue additional common shares as the need may arise in the future. The availability of additional common shares will enhance our flexibility in connection with possible future actions, such as:  financings to raise capital to fund our operations; corporate mergers; acquisitions of businesses, property or securities; stock dividends; employee stock options and restricted stock; and other corporate purposes.

We have financed our operations through the sale of common shares from time to time, and it is likely that we will need to continue to do so until such time as we are able to complete the development and commercialization of the new products and technologies that we and our subsidiaries are developing. During the year ended December 31, 2015, we issued and sold 10,738,013 common shares to finance our operations and the operations of certain of our subsidiaries. Those shares were offered and sold in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a “shelf registration statement.” A portion of those shares were offered and sold directly to investors, or through an underwriter, and a portion of those shares were offered and sold in “at-the-market” transactions through a broker-dealer to raise capital for our operations. An “at-the-market” equity offering, as defined in SEC Rule 415, includes sales made directly on or through the NYSE MKT or any other existing trading market for our common shares in the U.S. or to or through a market maker, at prices related to the prevailing market price, or in privately negotiated transactions or through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or through one more of the foregoing transactions. We may also issue and sell common shares, warrants to purchase common shares, preferred shares, and other securities in negotiated transactions from time to time in the future, either under our shelf registration statement or in transactions exempt from registration under the Securities Act, to raise capital for our operations.

We have also, in the past, helped capitalize subsidiaries by contributing our common shares to the subsidiaries and registering those shares for sale under the Securities Act, which has allowed the subsidiaries to raise working capital through periodic sales of those shares in “at-the-market” transactions on the NYSE MKT or in negotiated transactions. Though we have no present plan to contribute additional common shares to our subsidiaries, approval of the Articles Amendment Proposal would provide us with the flexibility to do so if our Board of Directors were to determine that a contribution of common shares to one or more of our subsidiaries is appropriate.

We may also issue and sell common shares, preferred shares, and warrants or other securities entitling investors to purchase common shares or preferred shares, in business or asset acquisition transactions if opportunities acceptable to us arise.

We have not sold any additional common shares, preferred shares, or other securities convertible into or exercisable for our common shares since December 31, 2015, other than to our officers, directors, and employees under our 2012 Equity Incentive Plan. We do not presently have any present agreements, commitments, or arrangements regarding the issuance of any of the 25,000,000 common shares that would be newly authorized under the Articles Amendment Proposal. Our Board of Directors will decide whether, when, and on what terms to issue common shares in connection with any of the purposes described above or for any other opportunity or need that may arise, and approval of the Articles Amendment Proposal will enable our Board of Directors to make that determination without the expense and delay of calling a special shareholders’ meeting to authorize additional common shares.

Possible Anti-Takeover Effects

Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of us, and the Articles Amendment Proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within BioTime. However, the proposed increase in our authorized capital stock could be construed as having anti-takeover effects. The availability of a significant amount of authorized but unissued common shares a could be used by our Board of Directors to make more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. Consequently, our Board of Directors could use the additional common shares to create voting or other impediments or to discourage persons seeking to gain control of us. Common shares could be privately placed with purchasers favorable to our Board of Directors in opposing a change of control transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new common shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of us should our Board of Directors consider the action of the entity or person not to be in the best interest of our shareholders.

Our Articles of Incorporation currently provide our Board of Directors with the authority to issue preferred shares and to determine the preferences, limitations and relative rights of preferred shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. This authority of the Board of Directors will not be changed by the Articles Amendment, and the Articles Amendment will not increase the total number of preferred shares that the Board of Directors may determine to issue. The preferred shares could be issued with voting, liquidation, dividend and other rights superior to the rights of our common shares. The potential issuance of preferred shares may delay or prevent a change in control of us, discourage bids for our outstanding common shares at a premium over the market price, and adversely affect the market price and the voting and other rights of the holders of our common shares.

PROPOSALS OF SHAREHOLDERS

Shareholders who intend to present a proposal for action at our 2017 Annual Meeting of Shareholders must notify our management of such intention by notice received at our principal executive offices not later than February 6, 2017 for such proposal to be included in our proxy statement and form of proxy relating to such meeting.

ANNUAL REPORT

Our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2015, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of BioTime.

We may deliver only one annual report and Proxy Statement to multiple shareholders sharing an address, unless we receive notice from the instructions to the contrary from those shareholders. We will deliver separate copies of the Proxy Statement and annual report to each shareholder sharing a common address if they notify us that they wish to receive separate copies. If you wish to receive a separate copy of the Proxy Statement or annual report, you may contact us by telephone at (510) 521-3390, or by mail at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501. You may also contact us at the above phone number or address if you are presently receiving multiple copies of the Proxy Statement and annual report but would prefer to receive a single copy instead.

By Order of the Board of Directors,

Judith Segall
Vice President and Secretary

April , 2016

HOW TO ATTEND THE ANNUAL MEETING

If you are a “shareholder of record” (meaning that you have a stock certificate registered in your own name), your name will appear on our shareholder list. You will be admitted to the Meeting upon showing your proxy card, driver’s license, or other identification.

If you are a “street name” shareholder (meaning that your shares are held in an account at a broker-dealer firm) your name will not appear on our shareholder list. If you plan to attend the Meeting, you should ask your broker for a “legal proxy.” You will be admitted to the Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your Proxy Statement, but that form can only be used by your broker to vote your shares, and it is not a “legal proxy” that will permit you to vote your shares directly at the Meeting. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own BioTime shares. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker, before the Meeting, the proxy form that accompanied your Proxy Statement.

ANNUAL MEETING OF SHAREHOLDERS OF

BIOTIME, INC.

June 9, 2016

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held June 9, 2016.
 The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual
Report on Form 10-K are available at: https://materials.proxyvote.com/09066L

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS NUMBER 2AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:				FOR	AGAINST	ABSTAIN
O O O	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O DEBORAH ANDREWS O NEAL C. BRADSHER O STEPHEN C. FARRELL O ALFRED D. KINGSLEY O ADITYA P. MOHANTY O MICHAEL H. MULROY O ANGUS C. RUSSELL O DAVID SCHLACHET O MICHAEL D. WEST	2. RATIFYING APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS 3. APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF COMMON SHARES	☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
I WISH TO ATTEND AND VOTE SHARES AT MEETING ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY FOR BIOTIME, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 9, 2016

This Proxy is Solicited by the Board of Directors of BioTime, Inc.

The undersigned appoints Michael D. West and Alfred D. Kingsley, and each of them, with full power of substitution, as the undersigned's lawful agent and proxy to attend the Annual Meeting of Shareholders of BioTime, Inc. on June 9, 2016 and any adjournment thereof and to represent and vote all BioTime, Inc. common shares standing in the name of the undersigned upon the books of the corporation.

Shares represented by this proxy will be voted in accordance with the instructions of the undersigned specified below. If this card contains no specific voting instructions the undersigned's shares will be voted FOR the election of directors, and FOR proposals 2 and 3.  This proxy also authorizes each of the persons named above to vote at his discretion on (1) any other matter that the Board of Directors did not know, a reasonable time before the mailing of the notice of annual meeting, would be presented at the meeting, and (2) matters incidental to the conduct of the meeting.

(Continued and to be signed on the reverse side)